Disclosure Letter

To:    Brocker Investments (NZ) Limited at Auckland

And    To: Brocker Investments Limited at Alberta, Canada

Dated: the _____ day of December 1997


            Sale and purchase of shares in New Zealand Online Limited


1. We refer to the Agreement for Sale and Purchase of Shares ("the Agreement") in relation to New Zealand OnLine Limited ("the Company") dated the same date as this letter to be executed by Laurence John Ryan and M & H Trustee Services Limited as vendor, Richard Lyell Tyree, Brocker Investments (NZ) Limited at Auckland as purchaser, and Brocker Investments Limited at Alberta, Canada as BKI, relating to the sale and purchase of all the Shares ("Shares") in the Company. In particular we refer to clause 7 of the Agreement and the Warranties set out in the Agreement ("the Warranties"). This is the Disclosure Letter referred to in the Agreement ("this Letter").

2. Words and expressions which are defined in the Agreement shall have the same meaning in this Letter, unless the context otherwise requires.

3.     Pursuant to the Agreement, we write this Letter:

       (a)    to   disclose   information   constituting   exceptions   to   and
              qualifications of the Warranties, and

       (b) to provide particulars of matters referred to relating to the subject matter of the Agreement.

4.     Note that:

       (a) references to clauses, schedules and appendices stated in this Letter are references to clauses, schedules and appendices in the Agreement;

       (b) warranty references stated in this Letter are reference to Warranties in Schedule 1 of the Agreement;


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       (c)    disclosure in this Letter of a matter under one Warranty  shall be disclosure under all other clauses and Warranties in the Agreement under which the matter might be relevant;

       (d)    this Letter comprises 8 pages (exclusive of attachments); and

       (e) Attached to and forming part of this Letter is the Information Memorandum prepared by Brocker Investments (NZ) Limited during their due diligence review of the Company. In the event of there being any discrepancy or inconsistency between information in the Information Memorandum, and in this Letter, the information in this Letter shall prevail.


Yours faithfully



-------------------------
Laurence John Ryan


Signed for and on behalf of
M & H Trustee Services Limited per:



-------------------------
M F Malloy



-------------------------
J M Goodwin



                                     Part 1

                               General disclosures


The following are disclosures made on a general basis:

Parrilott Pty Limited ("Parrilott")

Attached to this Letter is two pages of search extract for this Australian company (ACN 078 712 099, incorporated in New South Wales on 28 May 1997). This company was a shelf


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company  acquired for the purpose of receiving  Australian  dollar  payments for products sold, and remitting moneys to New Zealand. Parrilott has a bank account and its assets as at 30 September 1997 are referred to in the Financial Statements in respect of Parrilott. Tyree will resign as a director and secretary with effect Completion as will the current Australian resident
director  Malcolm  Phillip   Bersten.   The  Purchaser  will  have  to  nominate
replacement directors and secretary. Any Statutory Books will be held by Mr Bersten. There will be few. Any Business Records will be held by Tyree, at Completion. Parrilott has no insurance cover. It has furnished no taxation returns, other than its first "nil" sales tax returns.

Refer to part 2 for further specific disclosures concerning Parrilott.


                                     Part 2

                              Specific disclosures


The following are specific disclosures relating to one or more of the Warranties detailed in Schedule 2 of the Agreement. The numbering used below conforms with the numbered Warranties in Schedule 2.

1.3 During the course of the Purchaser's due diligence enquiries and discussions with Richard Tyree, certain sales and financial projections for the Company were developed by the Purchaser. Certain estimates of prospective sales of Pictrix and Pictrix junior units, after discussion with Richard Tyree. These were estimates only, and Richard Tyree on behalf of the Vendors provided the information in that discussion in good faith using his best considered assessment of factors relevant to such projections at the time. The estimated time frame for such projected sales may well prove to have been under-estimated.

2.3 By agreement with the Purchaser on or before Completion, the shares in Parrilott Pty Limited will be transferred to the Company and Parrilott Pty Limited will thereupon become a fully owned Subsidiary of the Company.

2.6 The Vendor or parties related to the Vendor own shares in the following companies:

              Ciga Finance Limited, International Telecommunications Specialists Limited, Ciga Computers Limited and Advanced Communications Group Limited.

       The Company has no shareholding in any of these companies and is not intended to do so. These companies will not form part of the transaction contemplated by the Agreement. The Information Memorandum also refers to PhotoDigital Solutions Limited. That company is incorporated. Its shares are half owned by Richard Tyree


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       and Terry Rimmer.  That  proposal will not now proceed.  It will be up to the Purchaser and the Company to determine whether or not any arrangement in time is entered into with Terry Rimmer to market Company products to the photographic industry in Australia or elsewhere.

3.1 The Business Records of the Company are very informal and only a very light system of record keeping has been maintained. In no sense are they fulsome records. Not all Statutory Books are completed. For example the Company does not maintain a minute book, a register of members or a directors interests register. The register of assets of the Company has been reviewed by the Purchaser. There are some assets of the Company not on the register and there are some items on the register which should no longer be there. The Purchaser has details of such items.

       No provisioning is made in the Business Records for any contingent liability of the Company.

3.3.4 Although relative to the period since 30 September 1997, the Company has expensed certain moneys, disclosed to KPMG on behalf of the Purchaser, other than in the normal course of business, best described as drawings, loan repayments and reimbursements. These items are not yet dealt with in the books. Whatever adjustments will be necessary to the financial statements of the Company to account for these items should be made at the year end 31 March 1998.

3.3.8  No provision is made for bad or doubtful debts of the Company.

3.4.4 The Company has acquired assets of a capital nature exceeding $3,000.00 in value, but only in the ordinary course of business.

3.4.7  Refer to the text under 3.3.4 above.

3.4.8  The Company has no loss of profits insurance cover.

3.4.9 The Company is always changing its software product lines and its selling prices and terms and conditions of sale.

4.1    (a)    The  Company has only be trading seventeen months, and a period of three preceding financial years is not pertinent.

       (b) The Company has only included one item of work in progress in the books - KPMG/the Purchaser has been advised of details relating to computers delivered by the Company but not invoiced-out.

       (c) The Company may have slow moving, out of date or fashion, redundant or obsolete stock to the extent that the value life span of a hardware product can be extremely brief.

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       (d)    The assessment of stock value undertaken in the preparation of the accounts of the Company for the period ending 30 September 1997 was a fuller assessment of value than that undertaken for the accounts of the Company for the period ending 31 March 1997.

5.3 There is a difference between GST paid, and what is reported in the current financial statements of the Company as being payable. David Dolbel the Company's accountant is investigating the difference. As at end September 1997 $30,000.00 was reported as being payable although the Company has only paid $12,000.00 odd. Completion of the transaction contemplated by the Agreement will take place before this resolved and this will be something for the Purchaser and the Company to complete and account for.

6.1 The fringe benefit tax payable by the Company reported in the financial statements is understated. Richard Tyree on behalf of the Company ceased filing FBT returns in approximately June 1997. Richard Tyree had previously given to David Dolbel the FBT records for the end of year accounting purposes. However when the Company accounting records were returned from David Dolbel's office, they didn't include the FBT material. The difference has arisen from the difficulty in calculating the fringe benefit tax payable in respect of one of the rented motor vehicles. IRD has issued a penalty bill for the sum of $238.17 and this is to be paid prior to Completion. The reconciliation of the FBT for the Company will have to be dealt with post-Completion by the Company/Purchaser to the Company's account.

       No tax returns have been filed in respect of the period commencing 1 April 1997, and no tax paid.

6.3 No provision for tax has been made in either of the year end 31 March 1997 accounts, or in the 30 September 1997 accounts of the Company.

6.5 A number of debtors of the Company have extended payment terms. Some debtors are more than three months old.

7.4 A number of repayments have occurred subsequent to the 30 September 1997 accounts:

       (a) in the 30/9/97 balance sheet of Parrilott Pty Limited, the loan to International Telecommunications of $100.00 and the shareholders loan of $452.00 have both been repaid. Of the loan from NZ OnLine Limited of $42,681.00, the sum of $40,421.00 has been repaid to the Company.

       (b) In the 30/9/97 balance sheet of the Company, the loan to Ciga of $1,434.00, and to International Telecommunications Specialists Limited of $3,165.00, have been repaid.

8.3 The Company is a party to maintenance contracts with Viko and the Sky Tower which


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       may be regarded as onerous.  Certain provisions in the System Development
       Agreement with Hanimex referred to in 8.4 below may be regarded as unusual or onerous.

8.4 The Company is a party to a software licensing agreement with Laurence John Ryan and M & H Trustee Services Limited dated the 15th day of
       September 1997. The Company is also party to a System Development Agreement dated the 15th day of September 1997 with Hanimex (NZ) Limited. The Company is also party to a Memorandum of Understanding with Hanimex
       (NZ) Limited dated 30 July 1997 (copy attached).

8.7 Refer to the Hanimex (NZ) Limited Systems Development Agreement referred to under heading 8.4 above.

8.8 There is no insurance in place of the type contemplated and required by clause 6.6 of the System Development Agreement with Hanimex (NZ) Limited dated 15 September 1997.

       If Completion is effected without first obtaining the prior written approval of Hanimex (NZ) Limited under the Systems Development Agreement, that will constitute an Event of Default under clause 7 of the Systems Development Agreement, giving Hanimex certain exercisable rights as detailed in that Agreement. Similarly, under the Lease of the company's premises with Chamko Holdings Limited dated 11 June 1996, the sale of the Shares will constitute a change in the effective management or control of the Company and will be deemed to be an assignment of the Lease requiring lessor consent, which if not obtained prior to Completion will constitute a default under the Lease. There may be similar requirements for other party consent under the company motor vehicle leasing arrangements, the Equipment Finance Limited financing arrangement and the Melco NZ Limited arrangement.

9.8 The Company has received a claim from Steve Hawken, an employee who left the Company's employment in September 1997, for redundancy of $6,795.61. This claim is presently unresolved and is being resisted by the Company. Steve Hawken was prior to his employment with the Company an employee of initially Richard Tyree, and then subsequently Ciga Computers Limited.

9.4 Details of salary increases and new employees have been provided in facsimile transmissions to the Purchaser. They are not repeated in this Letter for brevity reasons.

9.9 There is leave due to certain employees of the Company as advised in facsimile transmissions to the Purchaser. Details of which are not repeated in this letter for brevity reasons.

11.6 There may well be structural, drainage or other material defects affecting the building


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                                        7


       and structures on or comprising the Premises, however the Vendor has no actual knowledge of any thing of that nature. The standard repair and condition of the building is generally speaking consistent with its age and use. The building may have been constructed maintained, altered or repaired using materials containing any deleterious building material. The Premises may have been effected by flooding or subsidence, but the Vendor has no actual knowledge of same.

11.7 There are significant pieces of real estate in the vicinity of the Premises which apparently are or are about to be placed on the market for sale. The Vendor has no actual knowledge of any sale or development proposals which might affect the Premises, but continues to rely upon the continuation of the term of years provided to the Company under the Lease of the Premises.

12.1   (a)    Hanimex  Proprietary Limited owns 50% of the intellectual property in the software known as "Badge". The arrangement with Hanimex is a verbal arrangement.

       (b) The licence with Hanimex (NZ) Limited and the licence with the Vendor relating to software and intellectual property matters, referred to under Warranty 8.4 above contains certain rights and obligations relating to Intellectual Property generally and specifically, as does the earlier Hanimex agreement referred to in
              8.4 above.

       (c) The only intellectual property rights of the Company are those defined as Intellectual Property, and the rights licensed to the Company by the Sam Montegue Trust under the Software Licensing Agreement.

12.4 The Company uses two names in its trading, New Zealand OnLine, and Digital Scanning Services.

13.7   (a)    Richard Tyree's sister  Frances Louard  cleans for the  Company in return for payment of $100.00 per month.

       (b) A motor vehicle is leased to the Company by Ciga Finance Limited for a monthly rental of $650.00 including GST.

13.12 From time to time in the past, International Telecommunications Specialists Limited has provided loan funds to the Company. All such loan moneys have been repaid. No money is owing by the Company to International Telecommunications Specialist Limited at the date of this Letter.

14.1   (a)    On or about  the date of  incorporation  of the  Company  in 1996,
              Richard  Tyree  had an  arrangement  with Tim  Steele  and  Robert
              Meister  that  those  two  gentlemen  would  each  acquire  a  25%
              shareholding in the Company. Tim Steele and Robert Meister lent to Richard Tyree (not the Company) the sum of


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              $25,000.00  each.  No shares  were  transferred  to Tim  Steele or
              Robert Meister by Richard Tyree. No formal agreement to sell was signed. The proposal did not proceed. Richard Tyree has since repaid Tim Steele. He is yet to repay Robert Meister. The Company has no liability to either of those two individuals.

       (b) In April 1997 or thereabouts, the Company entered into an arrangement whereby up to 25% of the share capital of the Company was to be transferred to Asia Pacific Holdings Limited, and the Company would take up to 25% for the shares in the capital of that Company. The two managing directors of those two companies, Richard Tyree and David Rhodes decided to terminate that arrangement and instead, Richard Tyree and/or The Sam Montegue Trust entered into an alternate arrangement and incorporated a company Advanced Communications Group Limited, to conduct business on behalf of the proposed joint venture parties. The Company was not and is not involved in Advanced Communications Limited, nor does Asia Pacific Holdings Limited have any current entitlement to shares in the Company.





              Attached:

                     copy Hanimex Memorandum of Understanding copy Information Memorandum


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                                NZ OnLine Limited
                                -----------------







                             Information Memorandum
                             ----------------------












Prepared for:
                          Brocker Investments (NZ) Ltd


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1.     Preface

This document identifies all relevant issues that have been discussed during the process of the purchase of the shares in NZ OnLine Limited by Brocker Investments Limited.

2.     Company shareholding

All 1200 shares in the company are unencumbered and owned by Laurence John Ryan and M & H Trustee Services Limited (jointly) as Trustees of the Sam Montegue Family Trust.

       2.1.   Subsidiaries & Associates

Parrilott Pty Ltd -                                   Australian Trading Company

       To become a wholly owned subsidiary upon acquisition by BKI

       2.2.   Related Companies

See 2.1 above

Ciga Finance Ltd -- Rents the Toyota Car to the Company
       Share Capital - $1000, 1 share to Judge Ryan, 999 shares
       Richard Tyree                                                 Trading

International Telecommunications Specialists Ltd                     Trading
       - 50/50--RT& wife

Ciga Computers Limited - renamed now dormant                         Not trading
       - Kirkliston Investments Ltd Share Capital - $1000, 1 share to Judge Ryan, 999 shares Richard Tyree

Advanced Communications Group Ltd                                    Does not
                                                                     trade
       - 50% owned by RT and 50% by David Rhodes.


PhotoDigital Solutions
       - to market NZOL products to photographic industry in Australia & R.0.W.
       - 50/50 (RT & Terry Rimmer)

3.     Suppliers

       3.1.   Major Suppliers

Sealcorp Computer Products in NZ and Australia

Renaissance in NZ

Tech Pacific in Australia

Melco in NZ




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       3.2.   Current Invoices

An amount of $1170.00 is in dispute by Gilmours.

       3.3.   Australian stock acquired from Hanimex

Parrilott Pty Limited, the Australian subsidiary of New Zealand OnLine Limited Stock, has acquired touch screen monitors which are to be incorporated into yet to be developed product, to be called Pictrix Junior Pharmacy, and has acquired scanners which are to be sold in the normal course of trading. The total value of these products is $AUD5O,000 and is recorded in the balance sheet of New Zealand OnLine Limited as stock.

       3.4.

       3.4.2 The company has expensed monies since 30/9197 as disclosed to KPMG that are not part of the normal couse of business, these can best be described as drawings, loan repayments and reimbursements which would be offset against loan advances etc.

       3.5 The company entered into an arrangement where up to 25% of the capital of the firm was to be swapped for 25% in another firm. This deal lapsed at the end of March/April. Richard Tyree has a personal obligation to pay $15,000 to Asia Pacific Holdings Limited. This is not a liability to the firm.

       3.6 GST differs in the accounts with what has been paid to the Tax department. This metIer is still awaiting resolution by the accountant.

       3.7 Clause 6.4. These is a doubtful debt of $900.00 and that there are also debtors beyond 90 days.

       3.8 The company is in a long term contact of supply see System Developement agreement between Tyree, Hanimex (NZ) Ltd and NZOL signed 15/9/97 and will be entering into a similar contract with Hanimex Pty Limited by December 1997.

       3.9 Clause 9.9. There is as at 30/9/97 6 days of leave due to employees of NZOL.

4.     Customers

       4.1.   NZ based customers

1? Hanimax                    NZ & Aust
       o      Bluescreen
       o      Pictrix
       o      e-mail
       o      ISP
       o      software development
       o      reseller of hardware

Obligations under a full contract signed 15/09/97 to provide various services as described in the System Development Agreement.

1? Viko                       NZ
       o      Pictrix Bureau


To maintain their bureau network. A royalty that is charged for data bought in form the Pictrix network/annual


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maintenance agreement. This is formalised in a letter between the parties.

1? Prism Reproductions Ltd    NZ
       o      Imaging

No formal agreements - supply on purchase order on an as required basis.

1?  Gilmours (Foodstuffs)     NZ
       o      Imaging

Proposal and acceptance letters exist between parties. Terms of trade are described in a proposal and accepted by letter agreement.

1? CSA Action(ad agency)      NZ
       o       Imaging

No formal agreements -- supply on purchase order on an as required basis.

I? Rotorua Museum             NZ

       o      Imaging

Informal and ad-hoc work load.

       5.     Staff

              5.1.   Current staff

See fax attached dated Nov 19th, 1997.

       6.     Employment Contracts

       There are no formal employment contracts in existence.

              6.1.   Redundancy

No specific provisions for redundancy exist however Richard Tyree believes there is an obligation, to pay redundancy in the event this occurs.

              6.2.   Holiday Pay

No specific holiday pay provisions exist as the company closes down over the Christmas/New Year period for 3 weeks.

Pay increases are scheduled for the New Year - effective 1 January 1997.

              6.3.   Special Employment related Issues

Steve Hawken - amount in dispute $6795.61 - unresolved.

Company has offered employment to Gary Baildon as of 5 January 1998.


       7.     Premises

              7.1.   Lease


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Auckland - the company has a lease on the  premises at 29 Enfield St in Mt Eden.
There is a rent review annually. The lease expires 9 June 1998, however the company has a right of renewal for a further 2 year period.

       8.     Vehicles

              8.1.   Current Needs

The company has a finance lease on a vehicle (Honda Finance) as well as a rental agreement (Ciga Finance Limited) on another vehicle. The lease is for a 3 year period commencing December 1996. The company has a lease to own agreement (with Equipment Finance Limited) for a drum scanner which commenced 27/9/96 and is for a 3 years.

       9.     Financial

              9.1.   Personal guarantees

              o      Melco NZ Ltd -- for trading account.
              o      Company Motor vehicle leasing company.
              o      Building Lease to Landlord.
              o      Equipment Finance Limited

              9.2.   GST

The company's GST position is inaccurately overstated in the set of accounts as at 19/11/97 and the Fringe benefit is understated - probably.

              9.3.   Tax

No provision has been made for company taxation.

              9.4.   Investments

Deleted

              9.5.   Intellectual Property

See schedule to be provided by Richard Tyree.

              9.6.   Arm's Length Supplies

Family member is responsible for cleaning contract with company.

              12.1   The company only owns 50% of the software known as "Badge"

              12.2 See licensing agreement 15/9/97 between Laurence John Ryan, MH Trustee Services Limited and NZOL referred to as the software Licencing agreement.



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                                  MEMORANDUM OF
                                  UNDERSTANDING



                                     Parties




                             HANIMEX (N.Z.) LIMITED



                           NEW ZEALAND ONLINE LIMITED



                                   R.L. TYREE







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MEMORANDUM OF UNDERSTANDING dated 30 July 1996


PARTIES

1.     HANIMEX (N.Z.) LIMITED at Auckland (Hanimex)

2.     NEW ZEALAND ONLINE LIMITED at Auckland (Online)

3.     RICHARD LYELL TYREE of Auckland, Company Director (Tyree)


INTRODUCTION

A. The parties have identified certain business opportunities which require a number of inputs in order to develop them further and to assess their commercial viability.

B. The parties are able to contribute a range of complementary inputs into the furtherance of such opportunities with the objective of promoting their own individual business objectives.

C. It has been agreed that the parties will work together to establish and maintain an exclusive relationship for the development of their mutual interests with the intention that further terms and conditions will be negotiated in relation to the development of any significant business opportunities within the general principles set out in this Memorandum.


TERMS

1.     Interpretation

1.1 In the interpretation of this Agreement, unless the context otherwise requires:


       1.1.1 References to the parties include their respective executors, administrators, successors and permitted assigns:

       1.1.2 Any obligation not to do anything includes an obligation not to suffer, permit or cause that thing to be done.

1.2 The covenants herein expressed or implied shall bind all persons executing this Agreement and any two or greater number of them jointly and each of them severally.

2.     Parties Contributions

2.1 Tyree has established expertise in the field of software development and engineering with particular reference to image management and transfer technology. Tyree wishes to utilise these skills in the development and promotion of new businesses and services which could have commercial application across a wide range of industry sectors and imaging applications.


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                                        2


2.2 Online has been established to develop and promote comprehensive business and service solutions utilising photographic imaging technology (Business Solutions) for different industry sectors drawing upon the inputs of a range of service and product suppliers including the expertise of Tyree. It is the intention of Online to provide:

       o Access to software which is developed to cater for the specific needs of particular industry sectors.

       o Complete Business Solution packages based on the software developed for a special industry sector including all necessary software, software support, software upgrades and software communication equipment, and (if required) hardware and financing to enable marketing of a turnkey package.

2.3 Hanimex wishes to promote and further its interests in the supply of a range of inputs which will be required by Online in the development and promotion of new Business Solutions. In particular Hanimex has the ability to provide.

       o Access to commercial photographic facilities and a nationwide retail photographic processing chain.

       o The trade supply of photographic imaging technology including hardware and consumables.

       o      Marketing and sales assistance and advice.

2.4 The parties agree that there are potential benefits for each of them in working together in the development of new Business Solutions. It is the intention of the parties to seek the exclusive but separate support of the other parties to this Memorandum in the areas in which they have the ability to supply appropriate skills, capital, services and products.

3      Exclusive Supply

3.1 Upon execution of this Memorandum Hanimex shall pay to Online the sum of $50,000 exclusive of GST) in consideration of the covenants of Online specified in clause 3.2.

3.2 Until otherwise agreed between the parties Online and Tyree for the consideration provided by Hanimex specified in clause 3.1 shall.

       3.2.1 Work with Hanimex in respect of all Business Solutions or prospective Business Solutions; and

       3.2.2 Source exclusively from Hanimex all inputs which Hanimex can supply in relation to the Business Solutions as contemplated in clause 2.3 and


[INIT]

       3.2.3 Not approach any other parties nor seek their involvement or input into the development and/or promotion of any Business Solutions where Hanimex is able to provide such inputs.

4.     Industry Agreements

4.1 The parties intend to mutually consult and be involved in the development of business plans for the development of new Business Solutions. It is contemplated that such plans will identify a number of industry sectors and potentially commercially viable imaging applications which can be jointly exploited.

4.2 Following completion of a business plan for any specific industry Business Solution if the parties agree that such plan is viable then the parties will negotiate in good faith to define their respective inputs to such Business Solution. The parties may then determine if it is prudent to cater into a formal agreement for the development, promotion and ongoing servicing of the particular Business Solution. It is the intention of the parties that any such formal agreement will include provision for and/or reflect the following principles:

       o The promotion of the best commercial interest of each of the parties recognising the different skills and resources which they can each contribute

       o      Online and\or Tyree will develop the software.

       o Specific provisions for determining ownership and rights of access to and use of the software developed.

       o Online will receive an income on the granting of access rights to customers for software in respect of which it has Ownership rights.

       o      Online  will source  exclusively  from  Hanimex  all  photographic
              imaging  hardware  and  related   consumables  which  Hanimex  can
              reasonably supply

       o Online will promote and supply a turnkey package inclusive of a licence to use the software developed, and the exclusive ongoing sourcing to all hardware and consumables from Hanimex where Hanimex is able to supply.

       o Online will provide ongoing support and development of the software systems as required.

       o      Hanimex  will  provide  ongoing   hardware  support  for  hardware
              supplied by it.


[INIT]

5.     Nature of Relationship

5.1 The parties pursuant to this Memorandum undertake to work together in their mutual best interest to explore the development of future potential business opportunities. Some opportunities have been identified at the date of signing of this Memorandum but it is anticipated that more opportunities will arise in the future. It is not possible in this Memorandum to provide for all eventualities. The future commitment of the parties is to work together and negotiate in good faith but if agreement can not be reached in relation to any specific Business Solution then the parties will be free to pursue their interests in relation to those Business Solutions independently.

5.2    Should the relationship of the parties be terminated for any reason then:

       5.2.1 Any existing industry agreements which have been entered into pursuant to clause 4.2 shall continue in force for their full term without any alteration to their terms and conditions except as mutually agreed by the parties, and

       5.2.2 The parties will negotiate in good faith their respective rights in relation to any Business Solutions or potential Business
              Solutions (other than those already covered by an existing industry agreement) into which any party has provided inputs with the purpose of resolving an equitable basis upon which to recognise the value of those inputs and the apportionment of any future benefits which may arise. Until agreement has been reached any such rights shall be deemed to be jointly held by the parties and no party shall be entitled to utilise those rights without the consent of the others.

5.3 Nothing contained in this Memorandum shall be deemed or construed to constitute any party a partner, agent or representative of any of the other parties or to create any trust or commerical partnership.

5.4 No party shall have the authority to act for or incur any obligation on behalf of any other party except as specifically provided for in writing.

6      Confidentiality

6.1 No party shall without the prior written consent of the others disclose or permit to be disclosed to any third party any Confidential Information relating to this Memorandum or the proposed business opportunities or technology which is the subject of this Memorandum.


EXECUTED by the parties.


[INIT]

SIGNED for and on behalf of   )
HANIMEX (N.Z.) LIMITED by     )              /s/ [ILLEGIBLE]
                                             -----------------------------------



SIGNED for and on behalf of   )
NEW ZEALAND ONLINE            )
LIMITED by                    )              /s/ R L TYREE
                                             -----------------------------------


SIGNED by                     )
RICHARD LYELL TYREE           )
                              )              /s/ R L TYREE
                                             -----------------------------------
                                                       R L Tyree




                               (C) Lowndes Jordan
                                   Auckland 1996



[INIT]

================================================================================
STORICAL COMPANY EXTRACT                          8/12/1997      14:58   PAGE: 1
8 712 099 PARRILOTT PTY. LIMITED
================================================================================


Section 1274B

This extract has been prepared by the Australian Securities Commission from information it obtained, by using a data [ILLEGIBLE], from the national database. If you believe that this extract contains any error or omission please advise the A.S.C. promptly.

The information Division of the Australian Securities Commission is certified under the Australian Quality Standard AS 3901 International Standard ISO 9001).


-----------------------------COMPANY IDENTIFICATION-----------------------------

                                                       Docimage No
                                                                  --------------

Australian Company Number     078 712 099
Current Company Name          PARRILOTT PTY. LIMITED
Incorporated in               NEW SOUTH WALES
Registration Date             28/05/1997
Principal Activity            SHELF COMPANY


-----------------------------CURRENT COMPANY DETAILS----------------------------

Period from                   28/05/1997
Name                          PARRILOTT PTY. LIMITED
Name Start                    28/05/1997
Type                          AUSTRALIAN PROPRIETARY COMPANY         012 701 791
Status                        REGISTERED
Class                         LIMITED BY SHARES
Subclass                      PROPRIETARY COMPANY


--------------------------------COMPANY ADDRESSES-------------------------------

Type                          CURRENT REGISTERED OFFICE              011 744 791
Start Date                    09/06/1997
Address                       LVL 18 55 MARKET ST SYDNEY NSW 2000

Type                          PREVIOUS REGISTERED OPFFICE            012 701 791
Start Date                    28/05/1997    To 08/16/1997
Address                       GROUND FL 21-23 GROSVENOR ST NEUTRAL BAY  NSW 2089


-----------------------------COMPANY OFFICE HOLDERS-----------------------------

[ILLEGIBLE]: A date or address shown as UNKNOWN has not been updated since the ASC took over the records in 1991. For details, order the appropriate historical state or territory documents, available in microfiche or paper format.

Role                          CURRENT DIRECTOR                       012 239 264
Appointed                     29/15/1997
Name                          RICHARD LYELL TYREE
Born                          07/16/1948 AUCKLAND NEW ZEALAND
Address                       37 FERRY PDE HERALD ISLAND NEW ZEALAND

Role                          CURRENT DIRECTOR                       012-239 264
Appointed                     29/05/1997
Name                          MALCOLM PHILLIP BERSTEN
Born                          15/01/1956 SYDNEY NSW
Address                       44 ETON RD LINFIELD NSW 2070

Role                          PREVIOUS DIRECTOR                      011 754 418
Appointed                     28/15/1997     Ceased 29/05/1997





/s/ R L TYREE

================================================================================
STORICAL COMPANY EXTRACT                          8/12/1997      14:58   PAGE: 2
8 712 099 PARRILOTT PTY. LIMITED
================================================================================

                                                       Docimage No
                                                                  --------------

Name                          ROSS ALEXANDER DALGLEISH
Born                          27/02/1948 HOBART TAS
Address                       GROUND FL 2 1-23 GROSVENOR ST NEUTRAL BAY NSW 2089

Role                          CURRENT SECRETARY                      012 239264
Appointed                     29/05/1997
Name                          RICHARD LYELL TYREE.
Born                          07/06/1948 AUCKLAND NEW ZEALAND
Address                       37 FERRY PDE HERALD ISLAND NEW ZEALAND


Role                          CURRENT SECRETARY                      012 239 264
Appointed                     29/05/1997
Name                          MALCOLM PHILLIP BERSTEN
Born                          15/O1/1956 SYDNEY NSW
Address                       44 ETON RD LINFIELD NSW 2070


Role                          PREVIOUS SECRETARY                     011 754 418
Appointed                     28/05/1997     Ceased 29/05/1997
Name                          ROSS ALEXANDER DALGLEISH
Born                          27/02/1948 HOBART TAS
Address                       GROUND FL 2 1-23 GROSVENOR ST NEUTRAL BAY NSW 2089


----------------------------------SHARE DETAILS---------------------------------

Share details are not provided if;

a)     The company is not limited by shares: or

b) The company has been registered less than 18 months and the first Annual Return has not been lodged. Note that other documents pertaining in Share Structure may be ordered via DOCIMAGE.


-------------------------------REGISTERED CHARGES-------------------------------

There are no current charges recorded in the ASC's Australian Register of Charges for this corporation.

NOTES:

* This extract may not contain all charges registered prior to the start of the Corporations Law. Please check STATE/TERRITORY records held by the ASC.

* This extract may not contain provisional charges which lapsed prior to 1991.

* [ILLEGIBLE] details of provisional charges deleted after 1991, order the relevant DOCIMAGE documents. These details will NOT appear in a Charges Extract.

* For details on the amounts and property relating to charges, or details of documents for Satisfactions, Assignments or Changes, print a CHARGES EXTRACT.


-----------------------------ASC DOCUMENTS RECEIVED-----------------------------

NOTES:

*      Documents already listed under Registered Charges are not repeated here.

* Data from Documents with no Date Processed are not included in this Extract.

* Documents with "***" pages have not yet been imaged and are not available via DOCIMAGE. Imaging takes approximately 2 weeks from date of lodgement.

*      The ASC will provide a maximum of 150 documents.

* The document list for a current extract will also be limited unless you requested ALL documents for this extract.

Document List period requested - All documents


[INIT]

                          CERTIFICATE OF NON-REVOCATION


I ALFRED DAVID HARFORD of Auckland, in New Zealand, Solicitor HEREBY CERTIFY that:


1. BY Deed dated the 21st day of December 1997 LAURENCE JOHN RYAN appointed me his Attorney.


2. AT the date hereof I have not received any notice or information of the revocation of that appointment by the death of the said LAURENCE JOHN RYAN or otherwise.

DATED at Auckland this 24th of December 1997

/s/ [ILLEGIBLE]
-----------------

                                       "A"


This is the copy charge created by Brockes Investments (NZ) Ltd dated 24 December 1997 referred to in the attached Certificate of Tax Executor

                                        /s/ [ILLEGIBLE]
                                        ---------------
                                        [ILLEGIBLE]
                                        Secretary
                                        24/12/97

--------------------------------------------------------------------------------

                        DATED the 24 day of December 1997

                        ---------------------------------





                        BROCKER INVESTMENTS (NZ) LIMITED

                                  ("Mortgagor")



                               LAURENCE JOHN RYAN
                                       and
                         M & H TRUSTEE SERVICES LIMITED

                                  ("Mortgagee")




                        ---------------------------------

                            ALL OBLIGATIONS MORTGAGE
                             OVER ALL THE SHARES IN
                           NEW ZEALAND ONLINE LIMITED

                        ---------------------------------




                        ---------------------------------

                             MALLOY GOODWYN HARFORD
                                   SOLICITORS
                                     AUKLAND


--------------------------------------------------------------------------------

                                    Contents
                                                                         Page No



Recitals
1.     Interpretation                                                        3
2.     Security                                                              7
3.     Payment                                                               8
4.     Covenants                                                             9
5.     Mortgagee may remedy breach                                          11
6.     Representations and warranties                                       11
7.     Enforcement events                                                   12
8.     Mortgagee's powers on enforcement of security                        14
9.     Protection of persons dealing with mortgagee                         15
10.    Power of attorney                                                    15
11.    Dividends and voting                                                 16
12.    Set-Off                                                              17
13.    Notices                                                              17
14.    Costs and expenses                                                   18
15.    Partial invalidity                                                   19
16.    Waivers and remedies                                                 19
17.    Release                                                              19
18.    No merger                                                            19
19.    Consideration                                                        19
20.    Certificates, approval and consents                                  20
21.    Governing law and jurisdiction                                       20

              (a)    New Zealand OnLine Limited;

              (b)    Laurence John Ryan;

              (c)    M&J-I Trustee Services Limited;

              (d)    Richard Lyell Tyree.

       "Rights" means:

       (a)    bonus shares, debentures or other securities;

       (b)    options  or  rights  to  take  up  shares,   debentures  or  other
              securities;

       (c)    dividends,  distributions,  or returns of capital or other moneys;
              and

       (d) other rights, moneys or securities of any nature (including, without limitation, rights moneys or securities arising from consolidation or subdivision of capital, redemption or conversion of shares, reduction of capital, liquidation or a scheme arrangement), at any time (whether now or in the future) attributable to or arising from the Shares.

       "Secured Moneys" means all moneys (if any) (of whatever nature) which the Mortgagor (whether alone or with any other person) presently is, or at any time prior to the Mortgagor fulfilling its obligations under the Relevant Clauses of the Share Sale Agreement becomes, actually or contingently liable to pay to the Mortgagee (whether alone or with any other person) under this Deed and in any other Relevant Document.

       "Secured Obligations" means all obligations of the Mortgagor (whether present or future) contained or implied in this Deed, and in any other Relevant Document.

       "Share Sale Agreement" means the Agreement for Sale and Purchase of Shares dated even date with this Deed made between the Mortgagee as Vendor and the Mortgagor as Purchaser in connection with all the Shares in the Company;

       "Shares" means the 1,200 Ordinary Shares in the Company divided into three classes consisting of 600 A Shares, 300 B Shares and 300 C Shares.

       "Transfer" means, with respect to the Shares or Rights, a transfer (or such number of separate transfers as the Mortgagee may require) of the shares or Rights duly executed by the Mortgagor (or in the case of any share legally owned by any trustee for the Mortgagor, duly executed by that person) with the name of the transferee, date and consideration left blank, but otherwise, if appropriate, in proper from for registration by the Company.

1.2 References: Except to the extent that the context otherwise requires, any reference it this deed to:

       (b)    Unless the context otherwise requires:

              (i) words denoting the singular number also include the plural and vice versa and words denoting any gender include all genders; and

              (ii) words denoting individuals include companies and other corporations and vice versa.

       (c) References to any legislation or to any provision of any legislation shall be deemed to be references to that legislation or provision as amended, re-enacted or substituted from time to time and, unless otherwise stated, to New Zealand legislation, and, unless the context otherwise requires, shall also include any statutory instruments issued under any such legislation or provision.

       (d) References to any document (however described), including any Relevant Document, shall include references to that document as modified, novated, supplemented, varied or replaced from time to time.

       (e) Anything which may be done at any time may also be done from time to time.

2.     SECURITY

2.1 Mortgage over Shares: The Mortgagor hereby assigns to the Mortgagee by way of mortgage all of the Mortgagor's right, title and interest (present and future, legal and equitable) in the Shares, and the Rights attributable to or arising from the Shares, as security for the performance and observance by the Mortgagor of all the Secured Obligations and for the payment of the Secured Moneys.

2.2 Other Securities: The Secured Moneys shall include all moneys owing by the Mortgagor to the Mortgagee notwithstanding that those moneys or any part thereof may be expressed to be secured by or charged against any other security held by the Mortgagee and notwithstanding that any other arrangement or agreement may not express any moneys referred to therein as being intended to be secured by this deed. Nothing contained in this deed shall discharge, abate or prejudice any other security at any time held by the Mortgagee for payment of any part of the Secured Moneys.

2.3 Further Assurances: The Mortgagor shall execute and deliver to the Mortgagee all such transfers, assignments, securities, instruments, and other deeds or documents, and shall do all things, as may be necessary or as the Mortgagee may require to:

       (a) perfect the Mortgagor's title to the Mortgaged Property or any part thereof; or

       (b)    perfect the security intended to be created by this deed; or

       (c) transfer to or vest in the Mortgagee (or any purchaser from the Mortgagee) the Mortgaged Property or any part thereof or

       (d) facilitate the realization of the Mortgaged Property or any part thereof; or

       (e) exercise all or any of the rights, powers and remedies conferred on the Mortgagee; or

       (f) secure to the Mortgagee the full benefit of the provisions of this deed.

4 Completion of Documents: The Mortgagee may fill in any blanks in this deed or any Transfer and complete in favour of the Mortgagee, or anyone purchasing under the powers given by this deed, any Transfer or any other document executed by or on behalf of the Mortgagor.

5 Notice to Company: The Mortgagee may at any time give notice to the Company of the existence of this deed and of the mortgages created by this deed.

6 Mortgagee May Register: The Mortgagee may at any time, whether before or after the occurrence of an Enforcement Event, and without prejudice to any of its other rights, powers and remedies under this deed, cause itself to be registered as the holder of any of the Shares, or Rights attributable to or arising from any Shares, in order to hold those Shares or Rights as mortgagee in terms of this deed, and for that purpose may present any Transfer to the Company for registration

7 Section 80A(2) Property Law Act 1952: For the purposes of section 80A(2) of the Property Law Act 1952 only, and without prejudice to the restriction contained in clause 4.1(b), the maximum amount up to which the Secured Moneys shall rank in priority to any subsequent security given over any part of the Mortgaged Property is, subject only to the overriding provisions of any deed of priority hereafter executed by the Mortgagee in respect of a particular subsequent securityholder, the Priority Amount.

       PAYMENT

1 Payment of Secured Moneys: The Mortgagor shall duly and punctually pay the Secured Moneys to the Mortgagee in the manner and at the times agreed upon between the Mortgagor and the Mortgagee or, failing agreement, upon demand.

2 Time for Payment: Except to the extent otherwise provided in any relevant Agreement, each part of the Secured Moneys shall be paid to the Mortgagee no later than midday on its due date for payment or, where that date is not a day on which registered banks are open for business in the place for payment (a "bank business day"), on the immediately preceding bank business day. Any payment received later than midday on any day shall be deemed to have been made on the next following bank business day.

3 Payments to be Free and Clear: Each part of the Secured Moneys shall be paid:

       (a)    free and clear of any restriction or condition;

              the business and affairs of the Company, and whenever requested supply and make available so far as the same are known to the Mortgagor, or, so far as it is within the power of the Mortgagor, arrange for the Company to supply and make available, to that chartered accountant all information required by that chartered accountant relating to the business and affairs of the Company;

       (k) Registration of Transfers: if the Mortgagee presents to the Company for registration any transfer of any Mortgaged Property, take all steps available to the Mortgagor to procure registration of that transfer by the Company; and

       (l) Liens: not permit any lien or similar right in favour of the Company to arise or exist over any Mortgaged Property.

4.2    Accounts and Information for Mortgagee: The Mortgagor shall:

       (a) Notice of Proceedings: promptly give notice to the Mortgagee of the service of any notice adversely affecting the Mortgaged Property or any material part thereof, or the commencement of any proceedings adversely affecting the Mortgaged Property or any material part thereof;

       (b) Details of Rights: promptly upon becoming aware of the existence of any Rights attributable to or arising from any of the Shares (other than shares which are for the time being listed on the New Zealand Stock Exchange), provide to the Mortgagee full details of those Rights;

       (c) Notices: deliver to the Mortgagee a copy of any notice of meeting or other notice sent to shareholders of the Company, and a copy of any resolution passed by the shareholders of the Company;

       (d)    Notify Enforcement Events:

              (i) promptly upon becoming aware of the same notify the Mortgagee of the occurrence of any event which is, or which with the passing of time or the giving of notice or both would become, and Enforcement Event;

              (ii) at any time at the request of the Mortgagee promptly provide to the Mortgagee a certificate signed by the Mortgagor that, except as previously notified in writing to the Mortgagee, no such event has occurred.

4.3 Mortgagee May Retain Certificates: The Mortgagee shall be entitled to retain and hold all share certificates, documents of title and Transfers deposited with the Mortgagee in accordance with this deed until such time as the Mortgagee execute is obliged by this deed to deliver to the Mortgagor a final release of this deed.

5.     MORTGAGEE MAY REMEDY BREACH

5.1 Mortgagee May Remedy Breach: Whenever the Mortgagor fails to observe or perform any of the Mortgagor's obligations under this deed, the Mortgagee, without prejudice to its other rights, powers and remedies, shall be entitled, but not obliged, to pay all moneys and do all things which it deems necessary or desirable to remedy any such default or otherwise protect the security created by this deed.

5.2 Reimbursement of Moneys Expended: The Mortgagor shall pay to the Mortgagee upon demand any money expended by the Mortgagee under clause
       5.1 (including all legal costs as between solicitor and client and goods and services and similar taxes thereon).

6.     REPRESENTATIONS AND WARRANTIES

6.1 Representations and Warranties: The Mortgagor represents and warrants that:

       (a) Valid Obligations: this deed and each other Relevant Document to which the Mortgagor is expressed to be a party constitute the legal, valid and binding obligations of the Mortgagor, enforceable in accordance with their respective terms;

       (b) Effective Mortgage: the security created by this deed is an effective first ranking mortgage over the Mortgaged property;

       (c) Title: subject to the Mortgagee having provided such to the Mortgagor on completion of the Mortgagor's purchase of the Shares from the Mortgagee, under the Shares Sale Agreement the Mortgagor is the beneficial owner of, and has good title to, the Shares, and the Shares are free of all securities;

       (d) No Laws Violated: neither the execution and delivery of this deed or any other Relevant Document, nor the exercise of any right or the performance or observance of any obligation under any of them, nor any transaction contemplated thereby, will:

              (i) violate or contravene any law to which the Mortgagor is subject; or

              (ii) conflict with, or result in the breach of, any agreement, document, arrangement, obligation or duty to which the Mortgagor is expressed to be a party or by which the Mortgagor or any of the Mortgagor's assets may be bound and which is not within the Mortgagee's knowledge at the date of execution of this Deed; or

              (iii) create, or result in the creation or imposition of, any security on any part of the Mortgagor's assets other than the security created by this deed or any other Relevant Document; or

              (iv) result in the acceleration of any of the Mortgagor's indebtedness, or anything which constitutes (or which, with the passing of time or the giving of notice or both, would constitute) an event of default, cancellation event, prepayment event or similar event (whatever called) under any agreement relating to its indebtedness;

       (e)    Authorisations:

              (i) all internal corporate authorisations required by the Mortgagor in connection with the entry into, execution or performance by the Mortgagor and the validity and enforceability of this Deed and each other Relevant Document to which the Mortgagor is expressed to be a party, and the transactions contemplated by these documents have been obtained or effected and are in full force and effect and there are no qualifications or limitations affecting those authorisations which have not been notified by the Mortgagee

              (ii) no revocation or modification of or proceeding respecting, any such authorisation has been made or threatened or is pending or current;

              (iii) there has been no default in compliance with any such authorisation.

6.2 Repetition: The representations and warranties contained in clause 6.1 (other than the representation and warranty contained in clause 6.1(b) shall be deemed to be repeated by the Mortgagor on the first day of each month during the term of this deed by reference to the facts and circumstances existing on each such date.

7.     ENFORCEMENT EVENTS

7.1 The security created by this deed shall become enforceable if any of the following events occurs:

       (a) Non-Payment the Mortgagor fails to pay any part of the Secured moneys on the due date for payment thereof or within 2 business days of its due date where non payment on its due date has arisen solely by reason of a technical, computer or similar error outside the control of the Mortgagor; or

       (b) Breach of clauses 4.1(a), 4.1(b) or 4.1(c) the Mortgagor commits any breach of the provisions of clauses 4.1(a), 4.1(b) or 4.1(c); or

       (c) Other Breach: the Mortgagor or any Relevant Person commits any material breach of, or omits to observe any covenant under, this Deed (other than those referred to in clauses 7.1(a) and 7.1(b)) or any other Relevant Document and the Mortgagor has not remedied that breach within 30 days of its receipt of a written notice from the Mortgagee requiring that breach to be remedied; or

       (d) Cessation of Business: any Relevant Person ceases or threatens to cease to carry on all or substantially all of its business or operations (except for the purpose of and followed by an amalgamation or solvent reconstruction on terms previously approved in writing by the Mortgagee); or

       (e) Dissolution: an application or an order is made, or a resolution is passed or proposed, for the dissolution of the Mortgagor or any Relevant Person (except for the purpose of and followed by an amalgamation or solvent reconstruction on terms previously approved in writing by the Mortgagee); or

       (f) Receiver, etc. an encumbrancer takes possession or a liquidator, provisional liquidator, trustee, receiver, receiver and manager, inspector appointed under any companies or securities legislation, or similar officer, is appointed in respect of any Relevant Person or the whole or any part of its assets, or application is made for the appointment of any of the officials referred to in this clause; or

       (g) Corporations (Investigation and Management) Act 1989: any step is taken to appoint or with a view to appointing a statutory manager (including the making of any recommendation in that regard by the Securities Commission) under the Corporations (Investigation and Management) Act 1989 in respect of any Relevant Person, or any Relevant Person, or any associated person (as that term is defined in that Act) of any Relevant Person is declared at risk pursuant to the provisions of that Act.

       (h) Distress or Judgment: a distress, attachment or other execution is levied or enforced upon or commenced against any of the assets of the Mortgagor or any Relevant Person and is not discharged or stayed with 14 days, or a judgment is obtained against the Mortgagor or any Relevant Person and is not satisfied, stayed or discharged within 14 days; or

       (i) Insolvency the Mortgagor or any Relevant Person is unable to pay its debts when due, or is deemed or presumed unable to pay its debts under any law, oi enters into dealings with any of its creditors with a view to avoiding or in expectation of insolvency, or makes a general assignment or an arrangement of composition with or for the benefit of any of its creditors, or stops or threatens to stop payments generally.

       (j) Material Adverse Effect: any other event or series of events, whether related or not, occurs, or circumstances arise or exist, which have a material adverse effect on the ability of the Mortgagor or any Relevant Person to materially comply with all or any of its obligations under the Relevant Documents; or

       (k)    Invalidity of Relevant Documents

              (i)    any material provision of any Relevant Document:

                     (aa) ceases to have effect in whole or in part, otherwise than ir accordance with its terms or as permitted by the Relevant Documents, or by performance; or

                     (bb) is or becomes void, voidable, illegal, invalid or unenforceable (other than by reason only of a party waiving any of its rights), or of limited force and effect, or the performance of any such provision becomes illegal; or

              (ii) the Mortgagor or any Relevant Person or any person on its behalf alleges or claims that any event described in sub-paragraph (i) has occurred; or

       (l) Change of Control: there occurs any change in the ownership of the shares in Brocker Investments (NZ) Limited; or

       (m) Steps Relating to Company: a resolution is passed or proposed or any other step of any nature is taken:

              (i) to alter the Constitution of the Company, or to alter the rights, privileges or conditions attaching to any Mortgaged Property, in such a manner as might in the reasonable opinion of the Mortgagee detrimentally affect the interests of the Mortgagee; or

              (ii)   to increase or reduce the capital of the Company; or

              (iii) to obtain the approval of shareholders of the Company to a disposal of assets by the Company if that approval is required pursuant to the Constitution of the Company, or the listing requirements of any stock exchange, or all relevant laws; or

              (iv) to sanction any compromise or arrangement between the Company and its members or creditors; or

              (v)    to compulsorily acquire any shares in the Company; or

       (n) Abnormal Distribution: the Company declares, pays or makes any dividend or other distribution to its shareholders if, in the opinion of the Mortgagee, an effect of that dividend or other distribution is or will be to materially and adversely affect the value of the Shares.

8.     MORTGAGEE'S POWERS ON ENFORCEMENT OF SECURITY

8.1 Powers: At any time after the occurrence of an Enforcement Event the Mortgagee may (without it being necessary to appoint any receiver under this deed or give any prior notice to the Mortgagor, and without prejudice to any other rights, powers or remedies it may have under this deed or by law):

       (a) declare the whole of the Secured Moneys to be due and payable, whereupon they shall immediately become due and payable; and

       (b) sell or dispose of the Mortgaged Property or any part thereof free from adverse interests by public auction or private contract on such reasonable terms as the Mortgagee thinks fits but for not less than the audited net asset value (to be certified by the Mortgagee's Accountants in accordance with New Zealand generally accepted accounting principles) of the Company at the time of sale and the Mortgagee may buy in or rescind or vary any contract for sale and may resell.

8.2 Enforcement by Mortgagee: The power of sale and other rights, powers and remedies conferred upon the Mortgagee by this deed or by law may be exercised or enforced by the Mortgagee, or by any authorised person on behalf of the Mortgagee.

9.     PROTECTION OF PERSONS DEALING WITH MORTGAGEE

9.1 No purchaser or other person dealing with the Mortgagee, or with any agent or attorney of the Mortgagee, shall be concerned to enquire whether the security created by this deed has become enforceable, or whether the powers which the Mortgagee or that agent or attorney is purporting to exercise have become exercisable, or as to the necessity for or the expediency of the stipulations or conditions subject to which any sale, disposal, calling in, collection or conversion of any moneys or assets, or to see to the application of any money paid to the Mortgagee or that agent or attorney.

10.    POWER OF ATTORNEY

10.1 Attorney: For the purpose of enabling the Mortgagee to obtain the full benefit of this deed the Mortgagor hereby irrevocably appoints the Mortgagee, and any assignee of the Mortgagee's rights under this deed:

       (a) to be the attorney of the Mortgagor, at any time after the occurrence of an Enforcement Event, to do anything which the Mortgagor agrees to do under the provisions of this deed or which in the opinion of the Mortgagee or the attorney is reasonably necessary or expedient to give effect to any right, power or remedy conferred upon the Mortgagee by this deed or by law or otherwise;

       (b) to be the attorney of the Mortgagor, at any time after the occurrence of an Enforcement Event:

              (i)    to   receive   from   the   Company   dividends,   bonuses,
                     distributions, and other moneys, which may at any time be payable or paid in respect of any Mortgaged Property;

              (ii) to sign any transfer of, and to transfer, any Mortgaged Property to any persons either on a sale thereof or to hold the same for the Mortgagee or otherwise;

              (iii) to appoint any person nominated by the Mortgagee as the Mortgagor's proxy or other representative of the Mortgagor with power to vote at any meeting of the Company;

              (iv)   to attend and vote at any meeting of the Company;

              (v)    to sign any  resolution,  entry or  memorandum  pursuant to section 362 of the Companies Act 1955 or section 122 of the Companies Act 1993, in such manner and for such purpose as the Mortgagee may from time to time direct;

              (vi) to commence, prosecute, settle and compromise actions or proceedings relating to any Mortgaged property; and

              (vii) to exercise any other rights, powers or remedies which the Mortgagor may have as the holder or owner of the Shares or as the owner or beneficiary of any Rights mortgaged under this deed.

10.2 Authority to Company: The production of this deed by the Mortgagee shall be sufficient authority for the Company to recognise the Mortgagee, or any assignee as entitled to exercise all of the powers referred to in clause 10.1, and as between the Mortgagee, or any assignee on the one hand, and the Company on the other hand, the Company shall not be bound or entitled to enquire if any Enforcement Event has occurred or if any of the powers referred to in clause 10.1 have become exercisable.

10.3 Delegation and Conflict: Any attorney appointed pursuant to clause 10.1 may:

       (a) delegate its powers (including this power of delegation) to any person for any period, and revoke a delegation; and

       (b) exercise or concur in exercising its powers even if the attorney has a conflict of duty in exercising those powers or has a direct or personal interest in the means or result of that exercise of powers.

10.4 Ratification: The Mortgagor hereby ratifies anything lawfully done by an attorney appointed pursuant to clause 10.1 or any delegate in accordance with this clause 10.

11.    DIVIDENDS AND VOTING

11.1 Mortgagor Entitled: Until an Enforcement Event occurs and when an Enforcement Event ceases or is remedied to the satisfaction of the Mortgagee, the Mortgagor shall be entitled:

       (a)    to receive all dividends paid in respect of the Shares; and

       (b)    to exercise all rights of voting in respect of the Shares,

       and, if the Mortgagee is registered as holder of the Shares the Mortgagee shall, until an Enforcement Event occurs, account to the Mortgagor for dividends received in respect of the Shares, and at the request and expense of the Mortgagor execute a form of proxy in a form acceptable to the Mortgagee to enable the Mortgagor or the Mortgagor's nominee to vote at meetings of the Company. The Mortgagee shall, without prejudice to its other rights, powers and remedies, be entitled to revoke any such proxy forthwith upon the occurrence of an Enforcement Event.

11.2 Liability of Mortgagee: If the Mortgagee is registered as the holder of the Shares, the Mortgagee shall not unless it sees fit be obliged to enforce payment of any dividends or other payments in respect of those shares, to vote at any meeting of shareholders of the Company or any class thereof, or to take any other steps which the holder of the Shares may be entitled to tale, and the Mortgagee shall not be under any liability whatsoever to the Mortgagor by reason of the Mortgagee having failed to do, or having done, any of those things.

12.    SET-OFF

12.1 The Mortgagor authorises the Mortgagee if an Enforcement Event is subsisting to apply (without any prior notice or demand) any moneys then due and payable by the Mortgagee to the Mortgagor in or towards satisfaction of the Secured Moneys. For the purposes of this clause the Mortgagee shall not be obliged to exercise any of its rights under this clause, which shall be without prejudice and in addition to any other rights under the Relevant Documents and any right to set-off combination of accounts, lien or other right to which it is at any time otherwise entitled (whether by law, contract or otherwise).

13.    NOTICES

13.1 In Writing: Each notice or other communication to be given or made to either party under this deed shall:

       (a) Writing: be given or made in writing by facsimile or letter and be signed by the sender, or in the case of the Mortgagee, by an authorised person or the sender;

       (b) Address: be given or made to that party at the address or facsimile number, and (in the case of the Mortgagee) marked for the attention of the person (if any), from time to time designated by the Mortgagee to the Mortgagor for the purposes of this deed; and

       (c) Deemed Delivery: not be effective until received by that party, and any such communication or notice shall be deemed to be received by that party:

              (i) (if given or made by letter) when left at the address of that party or 5 working days (in the place of intended receipt) after being put in the post (by airmail if to another count), postage prepaid, and addressed to that party at that address; or

              (ii) (if given or made by facsimile) upon production of a transmission report by the machine from which the facsimile was sent which indicates that the facsimile was sent in its entirety to the facsimile number of the recipient, provided that any notice or communication received or deemed received after 5pm on a working day in the place to which it is sent, or on a day which is not a working day in that place, shall be deemed not to have been received until the next working day in that place.

13.2 Initial Address and Numbers: The initial facsimile number, address and person (if any) so designated by each party, are set out below:

       (a)    The Mortgagor

              Brocker Investments (NZ) Limited
              4 Bond Street
              Grey Lynn
              P0 Box 99222
              Newmarket
              Auckland
              New Zealand

              Facsimile:   (09) 376 7891

              Attention:   The Chief Executive Officer

       (b)    The Mortgagee

              Laurence John Ryan and M & H Trustee Services Limited C/- Malloy Goodwin Harford
              Solicitors
              Level 5
              Connell Wagner Building
              Cnr Kent and Crowhurst Streets
              Newmarket
              P 0 Box 9892
              Auckland

              Facsimile:   (09) 523 3974

              Attention:   Alfred Harford

14.    COSTS AND EXPENSES

14.1 Costs and Expenses: The Mortgagor shall pay to the Mortgagee upon demand all reasonable costs and expenses on a full indemnity basis (including reasonable legal fees and goods and services and similar taxes thereon) incurred by the Mortgagee in connection with:

       (a) the successful enforcement of, any rights under this deed, or in successfully recovering the Secured Moneys; and

20.    CERTIFICATES, APPROVAL AND CONSENTS

20.1 Certificate: The certificate of the Mortgagee as to any amount or fact which might reasonably be expected to be within the Mortgagee's knowledge shall be prima facie evidence of that amount or fact.

20.2 Consents: The Mortgagee may give or withhold an approval or consent, conditionally or unconditionally, and at the discretion of the Mortgagee, but not unreasonably.

21.    GOVERNING LAW AND JURISDICTION

21.1 This deed shall be governed by and construed in accordance with the laws of New Zealand, and the parties hereby submit to the non-exclusive jurisdiction of the Courts of New Zealand.



EXECUTION AS A DEED



SIGNED by BROCKER INVESTMENTS (NZ) LIMITED by its two directors



/s/ RICHARD JOHN JUSTICE
-----------------------------
Richard John Justice



/s/ MICHAEL BRIAN RIDGWAY
-----------------------------
Michael Brian Ridgway

2)     Fixed Assets

       Refer attached schedule.

       The depreciation rate for two major items of plant, the Juke Box and the Drum Scanner have been changed from the IRD rates of 40% to 15%. This was done to reflect the projected ecomonic and technological life of the items as advised by the directors.










[INIT]

                               AGREEMENT FOR SALE
                             AND PURCHASE OF SHARES





                                     Parties







                     TILE SHAREHOLDERS OF NEW ZEALAND ONLINE
                                     LIMITED




                                    R L TYREE




                       BROCKER INVESTMENTS (N.Z.) LIMITED

                           BROCKER INVESTMENTS LIMITED

                     Relating to New Zealand Online Limited

                                NZ ONLINE LIMITED

          Depreciation Schedule for the Period Ended 30 September 1997


                                                                        deprec.
                                                         proceeds         value                  Deprec.       ccum.     deprec.
                                                               on        1 Apr.        rate                    depre       value
                                       p'chs.     Cost   disposal          1997        d.v.                30-Sep-97   30-Sep-97
                                       -----------------------------------------------------------------------------------------
FURNITURE
Mc Greals                              Aug-96      403                      355       18.00           32          80         323
Blue star                              Sep-96      226                      202       18.00           18          42         184
Hawkes                                 Nov-96      436                      403       18.00           36          69         367
Blue star                              Jan-97      637                      608       18.00           55          83         554
additions:
4 drawer filing cabinets *2            Apr-97      600                        0       12.00           36          36         564
4 drawer criterion unit                Apr-97      300                        0       12.00           18          18         282
criteron desk & return                 Apr-97      700                        0       12.00           42          42         658
Damba chairs *5                        Apr-97     1000                        0       15.00           75          75         925
Graphic One chair                      Apr-97      200                        0       15.00           15          15         185
Office chair                           Apr-97      200                        0       15.00           15          15         185
Bookshelf - large                      Apr-97       50                        0       15.00            4           4          46
Bookcase white                         Apr-97       50                        0       15.00            4           4          46
Bluestar desks *5                      Apr-97     2000                        0       12.00          120         120        1880
Black leather desk                     Apr-97      200                        0       12.00           12          12         188
bookshelves - unpainted *5             Apr-97      200                        0       15.00           15          15         185
grey drawer cabinet unit               Apr-97      500                        0       12.00           30          30         470
whiteboards *3                         Apr-97      200                        0       15.00           15          15         185
noticeboard                            Apr-97       50                        0       15.00            4           4          46
rubbish bins *5                        Apr-97       50                        0       15.00            4           4          46
dexion shelving units *2               Apr-97     1000                        0       15.00           75          75         925
metal shelving units *3                Apr-97      500                        0       15.00           23          23         278
wooden shelf unit                      Apr-97       10                        0       15.00            1           1           9
wooden work bench                      Apr-97      150                        0       15.00           11          11         139
TV arm extension                       Apr-97      200                        0       15.00           15          15         185
Miscellaneous office equipment         Apr-97      700                        0       15.00           53          53         648
text books                             Apr-97      500                        0        9.50           24          24         476
filing cabinet                         May-97      813                        0       15.00           61          61         752
Sundry Furniture                       Jun-97      996                        0       15.00           75          75         922

                                              -----------------------------------------------------------------------------------
                                                 12671                     1569         409          886        1019       11652
                                              -----------------------------------------------------------------------------------

BUILDING FIT OUT
Paint/plaster - Robinson               Jul-96     2533                     2316       11.40          132         349        2184
Partitions - Meister                   Aug-96    14000                    12656       14.40          911        2255       11745
Sundry - Hawker                        Aug-96      182                      168       11.40           10          23         159
Wiring - Connector                     Aug-96      855                      790       11.40           45         110         745
Electrics - Electrix                   Sep-96     2809                     2622       11.40          149         336        2473
Windows - tinting                      Sep-96      890                      831       11.40           47         107         783
Sundry - Tyree                         Oct-96     1849                     1744       11.40           99         205        1644
Partitions - Brace                     Nov-96      447                      420       14.40           30          57         590
Cables - Connector                     Nov-96       76                       72       11.40            4           8          68
Blinds - Weathermaster                 Nov-96      414                      394       11.40           22          42         372
Partitions - Meister                   Feb-97      856                      835       14.40           60          81         775
Cables - Connector                     Feb-97      102                      100       11.40            6           8          94
additions:
                                              --------                  --------                 --------------------------------
                                                 26013                    22950                     1317        3580       21433
                                              --------                  --------                 --------------------------------

[INIT]

COMPUTER EQUIPMENT
Comtech                                Jul-96      635                      406       48.00          98          326         309
Bus. Systems                           Aug-96      235                      160       48.00          38          114         121
Origo                                  Aug-96      861                      585       48.00         141          416         445
Comtech                                Aug-96       70                       48       48.00          11           34          36
Newtech                                Sep-96      360                      259       48.00          62          163         197
Comtech                                Sep-96      270                      194       48.00          47          122         148
Page one                               Sep-96      250                      180       48.00          43          113         137
Bus. Systems                           Sep-96     2773                     1997       48.00         479         1256        1517
Beta Comp.                             Sep-96     2501                     1801       48.00         432         1132        1369
Beta Comp.                             Sep-96       40                       29       48.00           7           18          22
Jukebox - Monaco                       Sep-96    25831                    18598       15.00        1395         8628       17203
additions:
Pentium 200                            Apr-97     8000                        0       40.00        1600         1600        6400
Pentium 166                            Apr-97     5000                        0       40.00        1000         1000        4000
Acer Pentium 90                        Apr-97     5000                        0       40.00        1000         1000        4000
Data General Pentium 90                Apr-97     5000                        0       40.00        1000         1000        4000
Data General 486 DX2 66                Apr-97     3000                        0       40.00         600          600        2400
Advance 486 DX2 66                     Apr-97     3000                        0       40.00         600          600        2400
Advance 486 DX2 40                     Apr-97     2000                        0       40.00         400          400        1600
Solster H.D.                           Apr-97      500                        0       40.00         100          100         400
Syquest 270Mb                          Apr-97     1000                        0       40.00         200          200         800
Beta 486DX                             Apr-97     5000                        0       40.00        1000         1000        4000
Modem dynalink 1414vc sn:129365        Apr-97      300                        0       40.00          60           60         240
Modem dynalink 1414vc sn:114957        Apr-97      300                        0       40.00          60           60         240
D-link de890tc Hub sn                  Apr-97      500                        0       40.00         100          100         400
D-link de950 print se                  Apr-97      500                        0       40.00         100          100         400
D-link 816TP 16 port                   Apr-97     1000                        0       40.00         200          200         800
Acer 486DX266 sn:4921                  Apr-97     3500                        0       40.00         700          700        2800
Acer 486DX266 sn:fcci                  Apr-97     4500                        0       40.00         900          900        3600
HP laserjet 4p sn:nlb                  Apr-97     1800                        0       40.00         360          360        1440
HP laserjet 4plus sn:                  Apr-97     3000                        0       40.00         600          600        2400
Beta 486 DX 33 sn:94t                  Apr-97     2000                        0       40.00         400          400        1600
Advance 486DX66 sn:99                  Apr-97     2000                        0       40.00         400          400        1600
Advance 486DX66 sn:48                  Apr-97     4000                        0       40.00         800          800        3200
HP Scanjet 3C sn:vs00                  Apr-97     1800                        0       40.00         360          360        1440
Advance 486DX40 4Mb.s                  Apr-97     2000                        0       40.00         400          400        1600
Advance 486DX40 4Mb s                  Apr-97     2000                        0       40.00         400          400        1600
Advance 486DX2 66 4Mb                  Apr-97     2500                        0       40.00         500          500        2000
Advance 486DX2 66 8Mb                  Apr-97     2500                        0       40.00         500          500        2000
Advance 486DX40 4Mb.s                  Apr-97     2000                        0       40.00         400          400        1600
Beta 386DX40 4Mb. Sn:                  Apr-97     2000                        0       40.00         400          400        1600
DG 486SX33 4Mb. sn:48                  Apr-97     2000                        0       40.00         400          400        1600
DG 486SX2 66 8Mb. sn:                  Apr-97     3000                        0       40.00         600          600        2400
386DX40 4Mb 120HD                      Apr-97     2000                        0       40.00         400          400        1600
AST 485SX 8Mb. Laptop                  Apr-97   105000                        0       40.00        2100         2100        8400
TRL 14" svga sn:hc002                  Apr-97      350                        0       40.00          70           70         280
Advance 14" svga sn:h                  Apr-97      350                        0       40.00          70           70         280
DG 14" svga sn:m156LO                  Apr-97      350                        0       40.00          70           70         280
DG 14" svga sn:m156LO                  Apr-97      350                        0       40.00          70           70         280
Topfly 14" svga sn:40                  Apr-97      350                        0       40.00          70           70         280
Advance 14" svga sn:h                  Apr-97      350                        0       40.00          70           70         280
Etc 14" svga sn:94100                  Apr-97      350                        0       40.00          70           70         280
Scan 12"amber sn:hc08                  Apr-97      100                        0       40.00          20           20          80

[INIT]

KGN 14"svga sn:cad135                  Apr-97      350                        0       40.00           70          70         280
Advance 14" svga sn:h                  Apr-97      350                        0       40.00           70          70         280
KGN 14"svga sn:ks2838                  Apr-97      350                        0       40.00           70          70         280
KGN 14"svga sn:cad135                  Apr-97      350                        0       40.00           70          70         280
BMVDU sn:0194625                       Apr-97       50                        0       40.00           10          10          40
Taxan 12' mono sn:w71                  Apr-97       50                        0       40.00           10          10          40
Altos terminal sn:01Q                  Apr-97      500                        0       40.00          100         100         400
Altos terminal sn:01Q                  Apr-97      500                        0       40.00          100         100         400
Epson colour 720 DPI                   Apr-97      800                        0       40.00          160         160         640
HP 540 deskjet printe                  Apr-97      400                        0       40.00           80          80         320
HP 540 deskjet printe                  Apr-97      400                        0       40.00           80          80         320
HP laserjet 4L printe                  Apr-97      800                        0       40.00          160         160         640
Toshiba dot matrix 15                  Apr-97      250                        0       40.00           50          50         200
Citizen GSX140 printe                  Apr-97      100                        0       40.00           20          20          80
Dianpon A4 scanner sn                  Apr-97    70000                        0       40.00         5250        5250       64750
Sony CD ROM burner                     Apr-97     1800                        0       40.00          360         360        1440
Wellfleet router sn:A                  Apr-97     5000                        0       40.00         1000        1000        4000
Wellfleet router sn:A                  Apr-97     5000                        0       40.00         1000        1000        4000
Philips 30P PABX phon                  Apr-97     3000                        0       40.00          600         600        2400
Telephone hand sets                    Apr-97      500                        0       40.00          100         100         400
Key phones * 2                         Apr-97     1000                        0       40.00          200         200         800
Data outlets/panel                     Apr-97     2000                        0       40.00          400         400        1600
Kodak photo CD player                  Apr-97     1000                        0       40.00          200         200         800
Kodak portable photoC                  Apr-97     1000                        0       40.00          200         200         800
Microtek flatbed scan                  Apr-97     1500                        0       40.00          300         300        1200
Toshiba video recorde                  Apr-97      200                        0       40.00           40          40         160
Hitachi camcorder                      Apr-97      500                        0       40.00          100         100         400
Miscellaneous softwar                  Apr-97    10000                        0       40.00         2000        2000        8000
Miscellaneous cables,                  Apr-97     2000                        0       40.00          400         400        1600
Scanner HP4C                                      1255                        0       40.00          251         251        1004
GL620 Computer                                    5135                        0       40.00          856         856        4279

Cheque 365                             Aug-97     1174                                40.00           78          78        1095
Cheque 394                             Sep-97      815                                40.00           27          27         788
Cheque 389                             Sep-97      540                                40.00           18          18         522
Haminex Digital Camera                 Sep-97    20208                                40.00          674         674       19534
Sundry Equipment                       Sep-97      829                                40.00           28          28         801
Hardware                               Sep-97      446                                40.00           15          15         431

                                              ----------------------------------------------------------------------------------
                                                269727            0       24257        3590        37049       46618      223109
                                              -----------------------------------------------------------------------------------

MOTOR VECHICLE
1995 Toyota Corolla GL s/w             Apr-97     9000                        0       26.00          585         585        8415
disposals

                                              --------                  --------                 --------------------------------
TOTAL FIXED ASSETS                            $316,411                  $48,775                  $40,037     $51,802    $264,609
                                              --------                  --------                 --------------------------------


[INIT]

AGREEMENT dated 24th December 1997

PARTIES

1. LAURENCE JOHN RYAN of Whangarei, District Court Judge and M&H TRUSTEE SERVICES LIMITED at Auckland (Vendors).

2.     RICHARD LYELL TYREE of Auckland, Company Director (Tyree).

3.     BROCKER INVESTMENTS (N.Z.) LIMITED at Auckland (Purchaser).

4. BROCKER INVESTMENTS LIMITED a company incorporated under the laws of Alberta, Canada (BKI)

INTRODUCTION

A. The Vendors are the holders of the Shares together with all rights attaching to the Shares.

B. The Vendors have agreed to sell to the Purchaser and the Purchaser has agreed to purchase from the Vendors all of the Shares for the Consideration and upon the terms and conditions contained in this Agreement which records the agreement of the parties made on 28 November 1997.

C. Tyree has agreed to guarantee the obligations of the Vendors under this Agreement.

D. BKI has agreed to guarantee the obligations of the Purchaser under this Agreement.

TERMS

1.     Interpretation

1.1 Defined Terms: In this Agreement the following terms shall have the meanings specified:

       Accounting Discrepancies           any    discrepancies   in   accounting
                                          practice revealed by the KPMG audit as
                                          at the Last  Accounting Date which are
                                          not   deemed   by  the   New   Zealand
                                          Institute of Chartered  Accountants to
                                          be the accepted accounting practices.

       Associated Person                  has  the  meaning   given  in  section
                                          0D7(l) of the Income Tax Act 1994.

       Business Day                       a  day  (other   than  a  Saturday  or
                                          Sunday) on which  registered banks are
                                          open for business in Auckland.

       Business Records                   all   books  of   account,   Financial
                                          Statements,   records,   files,  data,
                                          databases,   certificates   or   other
                                          evidence   of  title  to  assets   and
                                          information   howsoever   recorded  or
                                          stored relating to or required for the
                                          business of the Company or  pertaining
                                          to its affairs.



[INIT]                                 2

       Cashflow net income of the Company after tax and before interest, as shown in the audited financial statements as verified by KPMG, adjusted for the following add-backs:

                                          (i)   depreciation

                                          (ii)  depletion

                                          (iii) deferred taxes

                                          (iv)  amortisation of goodwill

                                          (v)   amortisation  of  research   and
                                                development costs.

       Charge includes option, right to acquire, lien, pledge, mortgage, assignment, charge, security interest, bailment, or encumbrance or adverse interest of any nature whether legal or equitable and no matter how arising but excluding claims of suppliers of goods subject to retention of title provisions supplied in the normal course of business.

       Company New Zealand Online Limited, a company incorporated under the Companies Act 1993 under No. AK/816483 having its registered office at Auckland and having its capital divided into 600 fully paid up ordinary A shares (A Shares), 300 fully paid up ordinary B shares (B Shares) and 300 fully paid up ordinary C shares (C Shares).

       Completion                         Completion by the  parties of the sale
                                          and purchase of the Shares as provided
                                          in clause 5.

       Completion  Date                   the actual date of Completion being 24
                                          December  1997 or such  later  date as
                                          the parties may agree in writing.

       Consideration                      the sum of the  $500,000  and the Earn
                                          Out  Sum  subject  to   adjustment  as
                                          provided in clauses 2.4 and 3.4.

       Constitution                       the Constitution of the Company.

       Costs Includes any and all costs (on a solicitor and own client basis), expenses, damages, penalties, interest, compensation, and awards.

       Disclosure Letter                  the  letter  from  the  Vendor  to the
                                          Purchaser  intended  to be  dated  the
                                          same date as this Agreement (the final
                                          pre-signature    draft   attached   as
                                          Annexure  6)  disclosing   information
                                          constituting    exceptions    to   the
                                          Warranties  and  further   particulars
                                          relevant to this Agreement.


[INIT]                                  3

Disclosure                                Any    disclosure     contained    the
                                          Disclosure    Letter   and   the   Due
                                          Diligence Information.

Due Diligence Information                 The   information,   particulars   and
                                          documentation    provided    to    the
                                          Purchaser  by  the  Vendors  or  their
                                          representatives  and  advisors  in the
                                          course   of   the    Purchaser's   due
                                          diligence enquiries in relation to the
                                          Company.

Earn Out Sum                              the value  calculated  by  applying  a
                                          multiple  of 4 to the  actual  audited
                                          Cashflow  of the  Company for the Year
                                          ending on 31 March 1998  calculated on
                                          the basis  that an  allowance  is made
                                          for income tax at the rate of 33%.

Employment Contract                       the  agreement  referred  to in clause
                                          4.1.5.

Escrow Agreement                          the  Escrow   Agreement  in  the  form
                                          annexed  as  Annexure  3 to be entered
                                          into  by   BKI,   the   Vendors,   the
                                          Purchaser and the Trustee.

Exchange Rate                             the average  between the Westpac Trust
                                          buy and sell rates for the exchange of
                                          $NZ to $CAD,  at the close of business
                                          on  the   date   specified   in   this
                                          Agreement  or  where  a  date  is  not
                                          specified,  on the last  Business  Day
                                          prior  to the  date  of  the  relevant
                                          transaction.

Financial Statements                      each and every  part of the  financial
                                          statements  of the Company  which have
                                          been  provided  by the  Vendors to the
                                          Purchaser  copies of which are annexed
                                          as Annexure 1.

GST Act                                   the Goods and Services Tax Act 1985.

GST                                       Goods and  Services  Tax levied  under
                                          the GST Act.

Intellectual Property                     all  confidential  information,  trade
                                          secrets,      drawings,       designs,
                                          techniques,   programmes,   processes,
                                          logos,  copyrights,  trade or  service
                                          marks, patents, registered designs and
                                          other  information  and rights capable
                                          of being  protected  under New Zealand
                                          or other laws relating to intellectual
                                          property  no matter  how  recorded  or
                                          stored and any  applications  for same
                                          in the following software:


[INIT]                                  4

                                          o   Imageline

                                          o   Opac  -  museum   kiosk   and  web
                                              software

                                          o   Badge  -  world  swimming   champs
                                              security badge  creation  software
                                              (50%   ownership   -  Hanimex  Pty
                                              Limited owns the other 50%)

                                          o   Invoice2   -  invoice   generating
                                              programme

                                          o   Watermark  - image  water  marking
                                              software

                                          o   Cashbook32 - cash flow programme

                                          o   Skycam -  FlashPic  (blue  screen)
                                              software

                                          (together  with all  enhancements  and
                                          upgrades  of  this  software)  but all
                                          other software is excluded,  including
                                          the following software:

                                          o   Pictrix pharmacy unit

                                          o   fotoline

                                          o   TravelLine

                                          o   SpeedCam

                                          o   CatCD

                                          o   Realty Pro

                                          o   Bureau Management Software (BMS)

Interest Rate                             the  cost of  funds  rate  for the BKI
                                          Group.

Last Accounting Date                      30 September 1997.

Penalty Rate                              The Westpac  Trust  Indicator  Lending
                                          Rate plus 8%.

Premises                                  the premises at  29 Enfield Street, Mt
                                          Eden, Auckland.

Proceedings                               Includes proceedings, claims, demands,
                                          actions,   conferences,    mediations,
                                          conciliations,            compromises,
                                          arbitrations,   hearings   or  appeals
                                          arising out of,  preliminary  to or in
                                          connection with any dispute or alleged
                                          dispute.


[INIT]                                  5

Related Company                           a related  company as defined  section
                                          2(3) of the Companies Act 1993.

Shares all of the existing issued shares in the capital of the Company being acquired by the Purchaser pursuant to this Agreement.

Statutory Books                           the  Company's  Constitution,  and its
                                          Certificate     of      Incorporation,
                                          Directors'  and Members'  minute book,
                                          Register  of   Members,   Register  of
                                          Directors and  Secretaries,  Interests
                                          Register, Register of Charges and Seal
                                          Register (if any).

Strike Price                              in  respect  of the BKI  shares  to be
                                          issued  pursuant to this  Agreement is
                                          the last sale  price for BKI shares on
                                          the Toronto Stock Exchange on 31 March
                                          1998.

Subsidiary                                a subsidiary as defined in  sections 5
                                          to 8 of the Companies Act 1993.

Taxation all forms of taxation (including without limitation capital gains tax, income tax, surtax, estate duty, stamp duty, rates, GST, PAYE, withholding tax, provisional tax, duties, customs and other import or export duties and all other statutory, fiscal, central or local government or municipal impositions, duties and levies) and all re-assessments, penalties,
                                          Charges,  Costs and interest  relating
                                          to such taxation for non-compliance or
                                          otherwise.

Trustee Montreal Trust Company of Canada, or such other trustee approved by the Alberta Stock Exchange to hold BKI shares pursuant to the Escrow Agreement.

Warranties                                the representations,  warranties,  and
                                          undertakings of the Vendors set out in
                                          Schedule 1.

Year                                      a  financial  year  from 1 April to 31
                                          March in the next year.

1.2 General Interpretation: In the interpretation of this Agreement, unless the context otherwise requires:

       1.2.1 References to the parties include their respective executors, administrators, successors and permitted assigns;

       1.2.2  Words in the singular shall include the plural and vice versa;

       1.2.3  Words importing one gender shall include the other genders;



[INIT]                                  6

       1.2.4 Any obligation not to do anything includes an obligation not to suffer, permit or cause that thing to be done;

       1.2.5 Headings have been inserted for convenience only and shall not affect the construction of this Agreement;

       1.2.6 Reference to a statute includes all statutes amending, consolidating or replacing the statute referred to and includes all subsidiary or delegated legislation or exercises of authority under such statute or legislation;

       1.2.7 References to clauses, schedules and annexures shall be construed as references to the same in this Agreement;

       1.2.8  References to money are references to New Zealand currency.

1.3 Joint and Several: The covenants herein expressed or implied shall bind all persons by whom they are given and any two or greater number of them jointly and each of them severally.

1.4 Time of the Essence: Time shall be of the essence of this Agreement both as to dates and periods.

1.5 Precedence of Documents: If there is any conflict between the provisions of this Agreement and the Escrow Agreement or the provisions of this Agreement and the Employment Contract, the provisions of this Agreement shall prevail in each case.

2.     Agreement for Sale and Purchase

2.1 Sale and Purchase: The Vendors agree to sell and the Purchaser agrees to purchase the Shares for the Consideration.

2.2 Accrual Rules: The Consideration is the lowest price the parties would have agreed upon at the date of this Agreement for the sale and purchase of the Shares and is consequently the core acquisition price pursuant to Section OB1(c) of the Income Tax Act 1994.

2.3 Audit: The Purchaser shall be entitled at its cost to appoint KPMG to audit the Financial Statements and the financial statements for the Company for the Year ended 31 March 1997 and for each Year of the Earn Out Period (as defined in clause 3.3.1). Such audit shall be conducted by KPMG adopting New Zealand GAAP which shall be applied consistently over the various audit periods.

2.4    Consideration Adjustment:

       2.4.1 The Purchaser shall have the right to adjust the Earn Out Sum if the KPMG audits as at 31 March 1997 or for the Years of the Earn Out Period reveal any Accounting Discrepancies in the calculation of the Earn Out Sum or if there are any adjustments made to the salary paid by the Company to Tyree which affect the Cashflow.


[INIT]                                  7

       2.4.2 The Vendors shall be provided with a copy of the KPMG audit report and working papers and a period of 10 Business Days following receipt of such report to review their contents.

3.     Consideration and Payment

3.1 Satisfaction of Consideration: The Consideration shall be paid or satisfied by the Purchaser as follows:

       3.1.1 $500,000: $500,000 shall be paid in cash on the Completion Date as follows:

              (a) An amount equivalent to the total of the Vendors current account advances to the Company and the advances of the Vendors secured by the registered first debenture shall be paid by the Purchaser to the Company and the parties shall procure the Company contemporaneously to effect repayment of such advances; and

              (b)    Any balance shall be payable in cash to the Vendors.

       3.1.2 Earn Out Sum: The Earn Out Sum (subject to adjustment as provided in clauses 2.4 and 3.4) shall be paid in the manner provided in clauses 3.2 and 3.3 by way of the issue and allotment to the Vendors free from all Charges of fully paid ordinary shares in the capital of BKI ranking in all respects pari passu with the existing ordinary shares in the capital of BKI.

3.2 Issue of Shares: BKI shall issue the shares pursuant to clause 3.1.2 (Earnout Shares). The Earnout Shares shall be:

       3.2.1  Issued in one tranche by 30 June 1998.

       3.2.2 Issued in numbers which have a value (based on the Strike Price converted to $NZ at the Exchange Rate as at 31 March 1998) equal to the Earn Out Sum calculated for the Year which ended on 31 March 1998.

       3.2.3 Issued initially to the Trustee to be held in escrow pursuant to the Escrow Agreement and subject to the earn out and escrow conditions specified in clause 3.3 and in the Escrow Agreement.

3.3 Escrow and Earn Out Provisions: The Earnout Shares shall be held by the Trustee subject to the following conditions:

       3.3.1 The Earnout Shares shall only be released to the Vendors if the Company produces sufficient cumulative Cashflow between 1 April 1998 and the Years ending on 31 March 1999 and 31 March 2000 (Earnout Period).

       3.3.2 Earnout Shares shall be released to the Vendors in 2 tranches on 30 June 1999 and 30 June 2000 (Release Dates).

       3.3.3 The Earnout Shares to be released on each of the Release Dates shall not exceed in value (based on the Strike Price converted to $NZ at the Exchange Rate as at


[INIT]                                  8

              31 March 1998) the cumulative Cashflow of the Company between 1 April 1998 and the end of the Year prior to the relevant Release Date.

3.4    Final Adjustment of Acquisition Price:

       3.4.1 It is agreed that the Earn Out Sum shall be reduced on the basis of a $NZ 1.00 reduction for each $NZ 1.00 by which the cumulative Cashflow of the Company over the Earnout Period falls short of the Earn Out Sum calculated initially according to the formula provided in clause 1.1.

       3.4.2 Prior to 30 June 2000 there shall be a final calculation of the Earn Out Sum based on the cumulative Cashflow for the two Years ending on 31 March 2000.

       3.4.3 The Earn Out Sum and the Consideration shall then be adjusted accordingly. Any Earnout Shares which are not required to be released to the Vendors following such final calculation shall be cancelled.

3.5 Dividends on Earnout Shares: Any dividends declared or bonus or rights entitlements issued in respect of Earnout Shares held in escrow pursuant to clauses 3.2 or 3.3 shall be issued to and held in trust by the Trustee. Such dividends declared or entitlements in respect of shares which are released to the Vendors shall be paid or applied to the Vendors when the shares are released. Any dividends or entitlements held in trust by the Trustee in respect of BKI shares which are cancelled will be forfeited to BKI on the date of cancellation.

4.     Parties' Obligations on or before Completion

4.1    Vendors' Obligations: On or before Completion the Vendors shall:

       4.1.1 Deliver to the Purchaser the Disclosure Letter unaltered and signed by the Vendors.

       4.1.2 Access to Premises and Business: Ensure that the Purchaser and its representatives have full access to the Premises, the Statutory Books and the Business Records from the date of this Agreement and will be given promptly all information they may reasonably require concerning the business or affairs of the Company;

       4.1.3 Filing of Satisfactions of Charges: File memoranda of satisfaction with the Registrar of Companies with respect to the debenture granted by the Company to the Vendors.

       4.1.4 Service Agreement: Procure the execution by the Company of an employment contract with Tyree in the form annexed as Annexure 2.

       4.1.5 Personal Assets: Procure that all assets owned by the Company but principally employed for the personal use of Tyree are sold and removed from the Company asset register by the Completion Date.


[INIT]                                  9

       4.1.6 Consultation: Consult with the Purchaser in relation to all matters which materially affect the Company or its operations including items of capital expenditure and general expenses above $3000 or falling outside the ordinary course of business of the Company.

       4.1.7 Related Companies: Procure that at no cost to the Company all of the issued shares in Parrilott Pty Limited have been transferred to the Company.

       4.1.8 Licence Agreement: Procure that the existing licence agreement between the Trust and the Company is amended upon the terms of the Variation Agreement attached to this Agreement, comprising item 4 of Schedule 4.

       4.1.9 Hanimex and Vendor Agreements: Procure that the agreements between Hanimex (N.Z.) Limited and the Company and the Vendors and the Company are amended on the terms of the Hanimex Variation
              Agreement and Variation of the Software Licensing Agreement attached to this Agreement comprising item 5 of Schedule 4.

       4.1.10 Solvency Certificate: Provide a director's certificate stating as at Completion that the Company:

              (a) is able to pay its debts as they become due in the normal course of business;

              (b) is not (to the director's knowledge) engaged in business in a manner or degree likely to create a substantial risk of loss to the Company's creditors; and

              (c) has not incurred any obligation without the director believing on reasonable grounds that the Company would be able to perform the obligation when it is required to do so.

4.2 Purchaser's Obligations: The Purchaser shall use best endeavours (including the giving of its own guarantors support) to obtain a release of all of the Company's existing directors of all personal liabilities which may arise after Completion in relation to personal guarantees (as specified in Item 3 of Schedule 4) provided by them in respect of obligations of the Company. Should any such releases not be procured then the Purchaser shall indemnify such directors in respect of all Costs and Proceedings which arise in relation to their personal guarantees for acts or omissions of the Company after Completion.

5.     Completion

5.1 Initial Settlement: Completion shall take place on the Completion Date at the offices of the Company at 2.15 p.m. or at such other time or place as the parties shall agree at which time the Purchaser shall be entitled to the possession of the business conducted by the Company and the Vendors will hand to the Purchaser:

       5.1.1 Share Transfers: Transfers of the Shares to the Purchaser duly executed by the Vendors in registrable form;


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       5.1.2  Share Certificates: The share certificates (if any) for the Shares or if none have been issued a statutory declaration by an officer of the Company to such effect;

       5.1.3 Pre-emptive Rights Waivers: A waiver signed by all the Vendors whereby they waive all rights of pre-emption conferred on them by the Constitution or otherwise in respect of the transfer of all or any of the Shares;

       5.1.4 Directors' Resolutions: Evidence of the passing of effective resolutions of the Directors of the Company to register the transfer of the Shares into the name of the Purchaser and in the Register of Members of the Company in respect of the Shares.

       5.1.5 Shareholders' Resolutions: Evidence of the passing of effective shareholders' resolutions appointing Michael Ridgway as a director of the Company in addition to Tyree.

       5.1.6 Releases of Charges over Shares: Unconditional releases of any Charges over any of the Shares;

       5.1.7 Company Records: The Statutory Books and the Business Records of the Company that exist;

       5.1.8 Pre-conditions: Evidence satisfactory to the Purchaser that the Vendors have fulfilled their obligations under clause 4;

       and against compliance with the above provisions the Purchaser shall pay or satisfy the payment of the $500,000 pursuant to clause 3.1.1, and shall hand to the Vendors the following documents:

       5.1.9 An executed directors certificate of Brocker Investments (NZ) Limited in the form presented to the Purchaser by the Vendor's solicitors;

       5.1.10 The executed Mortgage of Shares ("Mortgage of Shares") from the Purchaser as Mortgagor to the Vendors as Security Holder in the form attached to this Agreement as item 6 of Schedule 4; and

       5.1.11 The original share certificates relating to all the Shares along with a certified copy of the Share Register of the Company certified by a director as complete, noting the Purchaser as holder of the Shares.

5.2 Security: Pending completion of the full settlement of the Consideration pursuant to clause 2.4 and 3, including the release of all shares entitled to be released to the Purchaser under the Escrow Agreement, the Purchaser shall provide security to the Vendors by way of a mortgage over the Shares in the form attached.


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5.3    Intellectual Property

       In this clause 5.3 the following terms shall have the meanings specified:

       Wider Intellectual Property        all  intellectual  property rights (of
                                          whatever  form)  held by an Owner  and
                                          whether  existing  at the date of this
                                          Agreement or later created,  developed
                                          or otherwise  owned (but excluding the
                                          Intellectual  Property  and the Realty
                                          Pro software)

       IP Item                            an item (of whatever  kind or form) in
                                          which    an    Owner    holds    Wider
                                          Intellectual Property

       Owner Tyree or the Vendors (in their capacity as trustees of Sam Montegue Family Trust) or any Associated Person of Tyree

       Proposal A document fairly describing the identity, function and commercial significance of a Wider Intellectual Right and any IP Items utilising that Wider Intellectual Property Right

       5.3.1 Intellectual Property relating to the Business: The parties acknowledge and confirm that all intellectual property (of whatever form) in any future enhancements or upgrades of the Intellectual Property will be the property of the Company and Tyree hereby assigns and will procure the assignment by each Owner of all future copyright in that intellectual property (to the extent owned by Tyree and each Owner) to the Company, effective from the date that the relevant copyright comes into existence.

              Subject to, and without limiting the balance of this clause 5.3, the parties acknowledge that all intellectual property rights in the Wider Intellectual Property and each IP Item are held by, and will remain held by, their relevant Owner.

       5.3.2 Proposal: Tyree and the Vendors must ensure that prior to an Owner selling, licensing, gifting or otherwise disposing of any Wider Intellectual Property



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                                     E-255
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              Right or IP Item the Owner  provides  the Company  with a Proposal for that Wider Intellectual Property Right or IP Item.


       5.3.3 IP Item Option: Tyree and the Vendors hereby grant an option (and will procure the like granting of an option by all Owners) to the Company in respect of all the Wider Intellectual Property Rights and IP Items contained in a Proposal to take an exclusive irrevocable, perpetual world-wide licence to use, market, sell and maintain (including the right to develop enhancements and upgrades of those Wider Intellectual Property Rights and the IP Items) for a royalty of 7.5% (plus GST, if any) of the amount received by the Company for the sale or licence of those IP Items and Wider Intellectual Property Rights ("the Option").

       5.3.4 Right of First Refusal: If the Company fails to exercise the Option within 30 days of its receipt of the Proposal, then the Owner will be free to offer the Proposal to others but before entering into any unconditional arrangement with anyone (other than the Company), the Owner must first offer back the Proposal to the Company on terms no less favourable.





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                                     E-256
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6.     Default

6.1 Default by Vendors: Without prejudice to clause 8, if any of the provisions of clauses 4 or 5 are not fully complied with on Completion, the Purchaser may (in addition to and without prejudice to all other rights or remedies available to the Purchaser under this Agreement or otherwise) at the Purchaser's option:

       6.1.1  Rescind: Rescind this Agreement; or

       6.1.2 Completion: Effect Completion so far as practicable having regard to the defaults which have occurred (without releasing the Vendors from liability to comply as soon as possible with the Vendors' obligations under clauses 4 and 5).

6.2 Default by Purchaser: If from any cause whatsoever except default of the Vendors

       6.2.1 Interest: any portion of the Consideration is not paid upon the due date for payment the Purchaser shall pay to the Vendors interest, calculated at the Penalty Rate on the portion of the Consideration so unpaid from the due date for payment until payment.


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       6.2.2  Other Action:  the Purchaser  and/or BKI shall be in default under this Agreement (Default) then the Vendor may

              (a)    Sue the Purchaser for specific performance; or

              (b) Cancel this agreement (but only for a Default of clause 3 or 5.1.9 to 5.1.11) and sue the Purchaser for damages;

              (c)    Exercise its rights under the Mortgage of Shares;

              (d)    Sue the Purchaser for damages.

7.     Warranties

7.1 Vendors' and Tyree's Warranties: The Vendors and Tyree warrant and undertake to the Purchaser in terms of the Warranties and it is agreed that:

       7.1.1 Parrilott Pty Limited: The Warranties shall be given in respect of Parrilott Pty Limited as well as in respect of the Company. For such purposes the term Shares shall be deemed to refer to all of the issued shares in Parrilott Pty Limited.

       7.1.2 Separate and Independent: Each of the Warranties shall be separate and independent and save as expressly otherwise provided shall not be limited by reference to any other of the Warranties or any other provision of this Agreement.

       7.1.3 Reliance on Warranties: The Vendors and Tyree acknowledge that the Purchaser has entered into this Agreement in reliance (among other things) on the Warranties.

7.2 Vendors' and Tyree's Covenants: The Vendors and Tyree warrant, represent and undertake to the Purchaser and also as a separate covenant to the
       Company:

       7.2.1 Indemnity: That they will keep the Purchaser and the Company fully indemnified against all and any depletion in or reduction in the value of the Shares or any of the assets of the Company and all Proceedings and Costs reasonably suffered or incurred by the Purchaser or the Company as a result of or in relation to any breach or non-fulfilment of any of the Warranties and all Costs incurred in making, defending or compromising any Proceedings in relation to facts or matters which are a breach or non-fulfilment; and

       7.2.2 No Representations Made: That no promise or representation has been made to them in connection with any of the Warranties or the Disclosure Letter in respect of which the Company or any of the directors or employees of the Company might be liable; and

       7.2.3 No Breach of Warranties Prior to Completion: That the Vendors and Tyree will, so far as they are able, procure that (except only as may be necessary to give effect to this Agreement) neither they nor the Company shall do, allow or


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                                     E-258
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              procure  any  act  or  omission  before   Completion  which  would
              constitute a breach of any of the Warranties if they were given at any time prior to or on Completion or which would make any of the Warranties inaccurate or misleading if they were so given; and

       7.2.4 Disclosure of Change in Circumstances: Tyree will forthwith disclose in writing to the Purchaser any matter or thing which may arise or become known to him after the date of this Agreement and prior to Completion which is inconsistent with any of the Warranties or which might render any of them inaccurate or misleading when given at Completion or which might be material to be known by a purchaser for value of the Shares or which might have a material adverse effect on the value of the Shares or any of the assets of the Company.

7.3 Warranty Limitations: Notwithstanding any other provisions of this Agreement, the Warranties are made and given subject to the provisions of
       Schedule 3 and clause 7.6.

7.4    Purchaser Warranties to Vendors:

       7.4.1  The Purchaser has the legal right and power to:

              (a)    enter into this Agreement; and

              (b) purchase the Shares from the Vendors on the terms provided in this Agreement; and

              (c) enter into the Escrow Agreement the Mortgage of Shares and all documentation contemplated by this Agreement (Relevant Documents).

       7.4.2 The execution, delivery and performance of this Agreement and the Relevant Documents by the Purchaser has been duly authorised by all necessary corporate action on its part and each of them is valid, binding and enforceable against the Purchaser in accordance with its terms.

       7.4.3 The Purchaser will not cause the Company to give any financial assistance to any person for the purpose of, or in connection with, the purchase of the Shares, it being acknowledged that this warranty does not apply to the Employment Contract or the replacement by the Purchaser of an amount of shareholders advances to the Company that is equal to the Vendor's current shareholder advances to the Company and the replacement of the Vendor's debenture by the Purchasers debenture.

7.5    BKI Warranties to Vendors:

       7.5.1 BKI is a company duly incorporated and organised, validly existing and in good standing under the laws of Alberta, Canada.

       7.5.2 The execution, delivery and performance of this Agreement and the Relevant Documents by BKI has been duly authorised by all necessary corporate action


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              on its part and each of them is  valid,  binding  and  enforceable against BKI in accordance with its terms.

7.6    Disclosure Letter

       7.6.1 The Warranties are subject to and shall be qualified by the terms and matters disclosed in the Disclosure Letter.

       7.6.2 The Purchaser shall not be entitled to claim that any fact gives rise to any claim against the Vendors under the Warranties or otherwise under this Agreement if it has been fully and fairly disclosed in the Disclosure Letter or the Due Diligence Information.

       7.6.3 The Purchaser shall not be entitled to claim that any fact causes any of the Disclosures to be untrue, incorrect, misleading or not fully and fairly disclosed in the Disclosure Letter if true and correct information concerning such factors is fully and fairly disclosed in the Due Diligence Information.

8.     Rights of Rescission

8.1 Rescission for Breach: Without prejudice to clause 6, if on or prior to Completion it should be found that:

       8.1.1 Unfulfilled Obligations: Any obligation of the Vendors contained in this Agreement is or will on Completion be unfulfilled; or

       8.1.2 Breach of Warranties: Any Warranty is or may at Completion be inaccurate or misleading;

       then the Purchaser may, without prejudice to any other rights available to it under clause 8.2 of this Agreement, by notice in writing to the Vendors, rescind this Agreement.

8.2 Effect of Rescission: Rescission of this Agreement under clause 8.1 shall not extinguish any right of the Purchaser to damages or compensation.

8.3    Rescission for Matters other than Default: If on or prior to Completion:

       8.3.1 Destruction of Assets: Any asset of the Company shall be destroyed or damaged to an extent which in the opinion of the Purchaser materially and adversely affects the Company or the carrying on of the business of the Company; or

       8.3.2 Material Adverse Change: Any other event shall occur which affects or is likely to affect adversely to a material degree the Company or the financial position, business, assets or profitability of the Company or the value of the Shares to the Purchaser, the Purchaser shall be entitled by notice in writing to the Vendors to rescind this Agreement, but the occurrence of such an event shall not give rise to any right to



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       damages or  compensation  except where Tyree has failed to give notice of such event as required by clause 7.2.4.

9.     Conditions

9.1    This Agreement is conditional upon:

       9.1.2 Government or Regulatory Consents: Consent being given by any Canadian government or regulatory body whose consent is required to enable Completion of this Agreement; and

       9.1.6 Stock Exchange Approval: The approval of the Alberta Stock Exchange; and

9.2 Fulfilment of Conditions: Each of the parties shall do all acts and things reasonably necessary to procure the fulfilment of the conditions set out in clause 9.1.

9.3    Failure of Conditions: Should:

       9.3.1 Not Satisfied: Any of the conditions set out in clause 9.1 not be fulfilled or waived (as the case may be) by the Completion Date or such later date as may be agreed by the parties; or

       9.3.2 Unreasonable Conditions: Any consent or approval required in terms of the conditions set out in clause 9.1 be granted on terms not reasonably acceptable to any affected party;



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       then this Agreement shall be voidable by notice in writing and upon issue of such notice this Agreement shall then be at an end and the parties shall not have any further rights or obligations except that the Vendors will repay any deposit or part payment of the Consideration.

10.    Non Competition

10.1 Non-Competition: In consideration of the Purchaser entering into this Agreement and as a condition precedent the Vendors and each of them acknowledge that the value of the Earn Out Sum is dependent upon and the Purchaser has agreed to pay the Earn Out Sum on the basis that the Tyree or any Associated Person of Tyree will not carry on a business the same as or in substantial competition with that at present carried on by the Company being the cutting and implementation of computer codes (but not the conceptualisation, design and specification of the processes and programmes for software applications, other than in respect of enhancements and upgrades of the existing products sold by or licensed to the Company), marketing and sale of digital imaging and telecommunications software applications owned by or licensed to the Company now (or licensed in the future by Tyree or any Associated Person of Tyree) (Business) in opposition to the Company after Completion for the period specified below and accordingly the Tyree jointly and severally covenants and agrees with the Purchaser that neither:

       10.1.1 Business: Tyree nor any Associated Person of Tyree will during the 3 years following Completion at any place in New Zealand or Australia be directly or indirectly engaged or connected or interested in a Business either on their own account or as a partner with or as an employee of any other person or as a shareholder, director, officer, consultant, adviser or employee of any person or directly or indirectly assist financially any such Business except:

              (a) as a servant of the Company, the Purchaser or a Subsidiary of the Purchaser; or

              (b)    with the prior written consent of the Purchaser; or

              (c) as holder of not more than 5% of the shares in the capital of any public company if and only so long as such shares are listed on any official stock exchange; and

       10.1.2 Orders: Tyree nor any Associated Person of Tyree will during the 3 years following Completion on their own account or for any person, enterprise, firm, trust, joint venture or syndicate solicit orders for such Business otherwise than for the benefit of the Company from any person, firm or company who at the Completion Date was or had previously been a customer of the Company; and

       10.1.3 Employees: Tyree nor any Associated Person of Tyree will during the 3 years following Completion on their own account or for any person, enterprise, firm, trust, joint venture or syndicate entice or attempt to entice away from the Company or the Purchaser any employee of the Company or of the Purchaser or of any Subsidiary of the Purchaser.



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10.2   Provisions with respect to Covenants:  Each of the covenants contained in clause 10.1 shall:

       10.2.1 Separate and Severable: Be separate and severable and to the extent that any such provision is unenforceable by reason of its period, scope or area being held by a court of competent jurisdiction to be unreasonable, then such provision shall be limited to the maximum period, scope or area which such court considers reasonable and shall be enforceable on those terms;

       10.2.2 Benefit of Purchaser and Assigns: Be given for the benefit of and be enforceable by the Purchaser and the Purchaser's successors and assigns.

11.    Post Completion Management of the Company

11.1 Main Operating Objectives: The parties acknowledge that post-Completion their main objective with the Company is to ensure that the Company maximises (subject to prudent and reasonable financial constraints) its marketing and sales opportunities which become available in order to maximise Cash Flow and the provisions of this Agreement shall be read and construed subject to this clause 11.

11.2 Conduct of the Purchaser: The Purchaser will exercise all voting rights and other powers of control available to it in relation to the Company in its capacity as shareholder and director appointor to ensure that:

       11.2.1 The Company complies with the provisions of its Constitution (except to the extent that they are inconsistent with this clause
              11) where applicable, and with this Agreement; and

       11.2.2 The Company and the parties achieve their objective detailed in clause 11.1.

11.3 Term of these Arrangements: The arrangements provided for in clause 11 shall continue in full force and effect until the earlier of:

       11.3.1 The date Vendor and Purchaser unanimously agreeing in writing that they should be terminated or

       11.3.2 The date all Earn Out shares are released to the Purchaser.

11.4 Board Representation: The Company shall have a board of two directors which shall comprise:

       11.4.1 Tyree, or at his election Tyree's nominee, and

       11.4.2 One representative appointed by the Purchaser (the Purchaser having the power to replace such representative). The Purchaser's appointment for the purpose of this clause 11.4.2 shall initially be Michael Ridgway

       11.4.3 Each director shall have one vote and the chairman of Directors shall not have a casting vote.


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11.5   Purchaser to Procure Representation: The Purchaser undertakes to take all steps and actions as shall be necessary to ensure that the Vendor retains and continues to enjoy on an ongoing basis the representation described in clause 11.4.

11.6 Strategic Planning: The Purchaser shall ensure that at all times during the term of these arrangements that Tyree on behalf of the Vendor is integrally involved in the strategic planning process of the Company. Such involvement shall include without limitation participation in all meetings with executives of the Company or shareholder representatives concerning business or financial strategy or planning and involvement in all debt structuring decisions and all licensing, marketing and sales strategy and implementation concerning the Company.

11.7   Decisions  of Key  Matters:  Without  limiting  the ambit of clause  11.6 decisions concerning the following matters shall only be made by the board if assented to by Tyree on behalf of the Vendor:

       11.7.1 Business activity by the Company which falls outside the existing business areas of the Company;

       11.7.2 All changes in borrowing facilities or capital structure of the Company;

       11.7.3  The dividend policy of the Company;

       11.7.4 The appointment to the board of the directors of the Company of any alternate representative or representatives of the Purchaser (such consent to such appointment not to be unreasonably withheld);

       11.7.5 Any expenditure by the Company in excess of $5,000.00 per item where not previously approved in the budgets;

       11.7.6 Any transaction between the Company and any shareholder or Related Company thereof;

       11.7.7  The formation of any Subsidiary;

       11.7.8  Budgets developed in accordance with clause 11.8;

       11.7.9 Adoption of any new accounting policies (or changes to existing policies and the approval of year end financial accounts with the Company);

       11.7.10 Any other action impacting upon the constitutional structure of the Company, but subject to clause 11.12.2;

11.8 Budgets: The Purchaser shall procure that the Company shall have budget proposals prepared in respect of the Company at least 30 days before the end of each financial year of the Company. The budget shall contain details of planned expenditure and the proposed financing of that expenditure. The board of the Company shall endorse or amend those budget proposals so that they are in a form that the board is prepared to adopt no later than 10 days prior to the beginning of the next financial year of the


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       Company.  The budget may later be amended only be resolution of the Board and in any case, only with the consent of Tyree.

11.9 Approval of Acquisitions and Divestments: All major acquisitions and divestments of the Company must be previously approved by Tyree.

11.10  Accounting and Information and Management Systems:

       11.10.1 Auditors: The Purchaser shall procure the audit of the financial statements of the company in respect of each financial year. KPMG shall be the auditor.

       11.10.2 Preparation  of  Accounts:   The  Purchaser  shall  procure  that
               financial accounts for the Company are prepared in respect of each financial year and shall be prepared:

               (a)   In accordance with all application New Zealand legislation;

               (b) In accordance with accounting principles, standards and practice generally accepted in New Zealand at the time that such accounts are completed; and

               (c)   In  a  manner   consistent  with  the  preparation  of  the
                     financial accounts of the Company prior to Completion,

               so as to give a true and fair view of the state of affairs of the Company at the relevant date and of the profits and losses for the period to which such accounts relate. Such accounts shall be provided to Tyree without delay.

       11.10.3 Monthly Financial Statements. The Purchaser shall procure that within 20 days after the end of each month the statement of the Company's income and expenditure for that month and year to date is prepared to the extent practicable in accordance with the standards referred to in clause 11.10.2. Such accounts shall be provided to Tyree without delay.

       11.10.4 Other  information:   In  addition  to  the  above  matters,  the
               Purchaser shall provide to the Vendor or any of them all information provided from time to time as may be reasonably requested by the Vendors.

11.11 Further Issues or Transfer of Shares: No new shares or other convertible securities in the Company shall be issued to a party other than the Purchaser without the consent of the Vendors. The consent of the Vendors shall also be required to any transfer of shares or other convertible securities, such consents shall not be unreasonably withheld but may be granted on terms which include the requirements for the proposed transferee to enter into a deed of covenant to observe the terms of the arrangements provided in this clause 11. In the event of any of the Shares or other convertible securities being transferred by the Purchaser post-Completion and while the arrangements provided for in this clause 11 continue in full force and effect, such transfer shall not affect and shall be without prejudice to the continuing liability and obligations of the Purchaser under this clause 11.


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11.12  Governing Document:

       11.12.1 In the case of any conflict or inconsistency between on the one hand, the terms and provisions of any other agreement or contractual document between the parties relating to, or affecting the business or affairs of the Company and on the other hand, the terms and provisions of this clause 11, the terms and provisions of this clause 11 as may be applicable shall prevail.

       11.12.2 If there is any conflict or inconsistency between the terms and the provisions of this clause 11 and the Constitution for the time being of the Company, the terms and provisions of this clause 11 shall prevail, but Tyree will not veto a change to the Constitution of the Company.

11.13 Purchaser Default: If during the term of these arrangements there is a material breach of these arrangements by the Purchaser then;

               a) the Vendors shall have an option to repurchase the Shares at the net asset value of the Company at the time of the breach. The net asset value shall be determined by KPMG;

               b) the Purchaser covenants to keep the Vendors and Tyree fully indemnified against all and any depletion in the Earn Out Sum or the Earnout Shares and any other loss or damage which they or either of them may suffer as a result of the material breach by the Purchaser of its obligations under these clause 11 arrangements.

12.    Arbitration

12.1 Submission: If any dispute or difference shall arise between any of the parties in any way arising out of or in connection with this Agreement such dispute or difference shall be referred to the arbitration pursuant to the Arbitration Act 1996.

13.    General

13.1 Non-Merger: The warranties, indemnities, representations and undertakings set out in this Agreement and the Purchaser's obligations in clause 11 shall notwithstanding any rule of law to the contrary not merge in the instruments of transfer executed pursuant to this Agreement but shall remain in full force and effect and enforceable to the fullest extent.

13.2 No Announcement: The parties agree that (except as may be required by law or by the requirements of the principal stock exchange on which BKI's common shares are listed and posted for trading they will not make any announcement or disclosures as to the subject matter of this Agreement except in a form and manner and at such time as all parties may agree.

13.3 Notices: Any notice to be given pursuant to this Agreement shall be given in accordance with and subject to the following provisions of this clause 13.3;


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       13.3.1  In  Writing:  Notices  shall  be  in  writing  signed  by a  duly authorised officer of the party giving the notice or by the party's solicitor;

       13.3.2 Delivery: Without prejudice to any other sufficient mode of delivery, a notice may be sent by hand, prepaid post, telex or facsimile to the address or number (in the case of telex or facsimile) of the intended recipient last advised to the sender in accordance with this clause. The initial addresses and numbers of the parties are:

               (a)    Vendors             c/o Malloy Goodwin Harford
                                          Barristers and Solicitors
                                          P 0 Box 9892
                                          Newmarket
                                          AUCKLAND I
                                          Facsimile: 523 3974

               (b)    Purchaser           4 Bond Street
                                          Grey Lynn
                                          AUCKLAND
                                          Facsimile: 376 7891

       13.3.3 Notice by Hand: Subject to clause 13.3.6, a notice delivered by hand shall be received on delivery;

       13.3.4 Notice by Post: Subject to clause 13.3.6, a notice sent by prepaid post shall be deemed to be received 3 days after being posted;

       13.3.5 Notice by Telex or Facsimile: Subject to clause 13.3.6, a notice sent by telex or facsimile shall be deemed to be received at the time of transmission where a transmission report or answerback code produced by the sender's machine indicates successful transmission;

       13.3.6 Receipt Outside Business Hours: Any notice received or deemed to be received pursuant to clauses 13.3.3, 13.3.4 or 13.3.5 after
               5.00 p.m. (recipient's time) on a Business Day in the recipient's city or on a day which is not a Business Day in the recipient's city shall be deemed to be received at 9.00 a.m. (recipient's time) on the next Business Day in the recipient's city;

       13.3.7 Proof of Delivery: In proving delivery of a notice, it shall be sufficient:

       13.3.8 By Hand: In the case of a notice by hand, to provide evidence that the notice was delivered to the address of the recipient and no acknowledgement from the recipient shall be necessary;

       13.3.9 By Post: In the case of a notice by post, to provide evidence that the notice was correctly addressed and posted in a prepaid envelope;

       13.3.10 By Telex or Facsimile: In the case of a notice by telex or facsimile, to provide the transmission report produced by the sender's machine showing a successful







                                     E-267
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               transmission to the correct number of the recipient and to have telephoned the recipient to confirm receipt of a legible copy of such notice.

13.4 Applicable Law and Jurisdiction: This Agreement shall be governed by and construed and interpreted in accordance with the laws of New Zealand and the parties irrevocably submit to the exclusive jurisdiction of the New Zealand courts.

13.5 Further Assurance: The parties will do all things including without limitation the execution of documents as shall be necessary to give full effect to this Agreement.

13.6 Entire Agreement: This Agreement including all schedules, annexures and exhibits to it, and any documents incorporated by express reference forms the entire agreement between the parties relating to its subject matter and supersedes all prior agreements and understandings between the parties with respect to that subject matter. If there is any conflict between the terms of this document and any other document forming part of this Agreement, the terms set out in this document shall prevail.

13.7 Variation: This Agreement may only be varied by an express written agreement executed by all the parties or by persons duly authorised in writing on their respective behalf

13.8 Costs: Each party shall bear their own costs of and incidental to the preparation, Completion and implementation of this Agreement.

13.9 Waiver: No failure to exercise and no delay in exercising on the part of any party any right under this Agreement shall operate as a waiver of that right. No single or partial exercise of any right shall preclude any other or further exercise of such right or the exercise of any other right. Any such waiver unless otherwise expressly agreed in writing, shall only apply in respect of the particular circumstances for which it is given.

13.10 Counterparts: This Agreement may be signed in any number of counterparts, all of which when taken together constitute one and the same instrument. Any party may enter into this Agreement by executing any such counterpart. The parties will cooperate to circulate all counterparts to each other for the purposes of having all counterparts executed by all parties as soon as practicable following Completion.

13.11  Execution:

       13.11.1 The  execution  of a  facsimile  copy of this  Agreement  and its transmission by facsimile to all of the parties or their solicitors shall be sufficient to constitute a legal contract and satisfy the requirements of section 2 of the Contracts Enforcement Act 1956.

       13.11.2 If any party requires the original signed facsimile copy shall be delivered to that party within 5 Business Days of request being made. If the original is not delivered any party which accepts a facsimile copy may in any proceeding produce the facsimile copy. In such case no party may object to such copy being produced as an original and all parties shall be deemed to have waived any law of evidence or other requirement that an original be produced as evidence of the existence or contents of the original.


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       13.11.3 Each party  shall only become bound by this Agreement when it has been executed by or on behalf of such party.

14.    Limitation of Liability of Trustee

14.1 The parties acknowledge that Laurence John Ryan of Whangarei, District Court Judge and M & H Trustee Services Limited at Auckland (Trustees) have signed this Agreement in their capacity as trustees pursuant to a Deed of Trust dated 26 January 1996 known as the Sam Montegue Family Trust (Trust).

14.2 The Trustees together with their executors, administrators or personal successors shall be under no personal liability under this Agreement. The liability of each Trustee shall at all times and for all purposes be limited to the net value of the assets for the time being of the Trust together with such amount as is equivalent to the net value of the assets that the Trust would have had except for the wilful neglect or default of such Trustee.

14.3 The obligations of each Trustee under this Agreement shall end when such Trustee ceases to be a trustee of the Trust and there shall be no right of action against either Trustee in respect of any matter arising under this Agreement after the date the Trustee ceases to be a trustee of the Trust except any claim arising from the wilful neglect or default of such Trustee.

15     BKI Guarantee

15.1 In consideration of the Vendors agreeing to enter into this Agreement BKI unconditionally and irrevocably:

       15.1.1 Guarantees by way of continuing obligation to the Vendors, as primary obligor and not merely as a surety, the due performance by the Purchaser of all its obligations and liabilities under this Agreement; and

       15.1.2 Indemnifies the Vendors against any loss or damage which they may suffer as a direct or indirect result of the breach by the Purchaser of any of its obligations and liabilities under this Agreement.

15.2 The obligations of BKI under this guarantee will not be discharged, released or otherwise affected by any delay, grant of time, release, compromise, forbearance (whether partial or otherwise) or other indulgence granted by the Vendors to the Purchaser or any other person or by the Vendors exercising or refraining from exercising any rights against the Purchaser. The rights of the Vendors under this guarantee are cumulative and are not exclusive of any rights provided by law and are to remain in full force until the discharge by the Purchaser of all its obligations under this Agreement.


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                                     E-269
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EXECUTED by the parties.                          L.J. Ryan by his Attorney
                                                  [ILLEGIBLE]

SIGNED by                          )
LAURENCE JOHN RYAN                 )
Witness: [ILLEGIBLE]               )              /s/ [ILLEGIBLE]
         [ILLEGIBLE]                              ------------------------------
         Auckland                                 L J Ryan
         Solicitor



SIGNED for M & H TRUSTEE           )Signature     /s/ JM GOODWIN
SERVICES LIMITED                   )              ------------------------------
by its director Joseph Michael     )Name          JM Goodwin
Goodwin in the presence of:        )              ------------------------------
Witness: [ILLEGIBLE]                              Director
         [ILLEGIBLE]
         Auckland
         Solicitor                 )Signature
                                   )              ------------------------------
                                   )Name
                                   )              ------------------------------
                                                  Director



SIGNED by                          )              /s/ R L TYREE
RICHARD LYELL TYREE                )              ------------------------------
                                   )              R L Tyree



SIGNED for BROCKER (N.Z.)          )Signature     /s/ MICHAEL RIDGWAY
INVESTMENTS LIMITED                )              ------------------------------
by:                                )Name          MICHAEL RIDGWAY
                                   )              ------------------------------
                                                  Director


                                   )Signature     /s/ RICHARD JUSTICE
                                   )              ------------------------------
                                   )Name          RICHARD JUSTICE
                                   )              ------------------------------
                                                  Director

SIGNED for BROCKER                 )Signature     /s/ MICHAEL RIDGWAY
INVESTMENTS LIMITED                )              ------------------------------
by:                                )Name          MICHAEL RIDGWAY
                                   )              ------------------------------
                                                  Director

                                   )Signature     /s/ RICHARD JUSTICE
                                   )              ------------------------------
                                   )Name          RICHARD JUSTICE
                                   )              ------------------------------
                                                  Director


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                                   SCHEDULE 1

                             Warranties (clause 7.1)

1.     General

1.1 Disclosure Letter: All information contained or referred to in the Disclosure Letter is true complete and accurate in all respects. The Vendors and Tyree are not aware of any other fact or matter which renders or might upon its disclosure render any such information misleading.

1.2 Agreement: The provisions of the recitals to this Agreement, clause 1.1 of this Agreement and all information contained in the Schedules and Annexures to this Agreement are complete and correct in all respects.

1.3 Information Supplied: To the best of the knowledge of Tyree and the Vendors all information contained in any written documentation or communication supplied by or on behalf of Tyree or the Vendors to the Purchaser in the course of the Purchaser's due diligence investigation or in discussions or negotiations leading to the signing of this Agreement, including advice, answers to questions, information, books and papers given or shown to the Purchaser and/or any of its employees or representatives by or on behalf of the Vendors or Tyree is accurate and not misleading in its context whether by omission or otherwise. The Vendors and Tyree are not aware of any fact or matter not disclosed to the Purchaser which renders any such information untrue, incorrect or misleading.

1.4 All Necessary Disclosures Made: All the facts and circumstances relating to the Shares and to the assets, business and affairs of the Company material for disclosure to an intending purchaser of the Shares have been fully and fairly disclosed to the Purchaser or its advisers. Any such material facts arising prior to Completion will forthwith be disclosed in writing to the Purchaser or its advisers.

1.5 Constitution: The Constitution of the Company to be handed to the Purchaser will be an accurate copy or an original, if available, of the document in force at Completion and will have annexed a copy of every resolution required to be annexed by the Companies Act 1993.

2.     Shares

2.1 Shares: The Shares constitute the whole of the issued and allotted share capital of the Company and they are and will be on Completion held by the Vendors in the Vendors' own right.

2.2 Encumbrances: There is not any and will not at Completion be any Charge on, over or affecting the Shares. There is no agreement or commitment to give or create any such Charge and no demand has been made by any person claiming to be entitled to any such Charge.


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2.3    No Subsidiaries: The Company never has had and does not have and will not prior to Completion without the prior written consent of the Purchaser create or acquire any Subsidiary or any shares in any other company.

2.4 No Increase in Capital: The Company has not since the Last Accounting Date and will not pending Completion increase its share capital or subdivide, amalgamate, or consolidate the Shares or any of them.

2.5    No Decrease in Capital: The Company has not at any time:

       2.5.1 Repaid or agreed to repay or redeem or buy back or repurchase any shares of any class of its share capital or otherwise reduced or agreed to reduce its issued share capital or any class of its share capital

       2.5.2  Amalgamated or agreed to amalgamate with any other company.

2.6    No Related Companies: The Company has no Related Companies.

2.7 No Change of Capital Structure or Name: Tyree will not permit to be passed before Completion any resolution by the Company:

       2.7.1  Altering its share capital;

       2.7.2  Altering the rights or obligations attaching to any of the Shares;

       2.7.3  Changing its name;

       2.7.4  Altering its Constitution.

3.     Financial Statements

3.1 Books of Account: All the Business Records and Statutory Books are in the Company's possession or under its control and have been fully and correctly completed and will pending Completion continue to be so completed.

       There are and will pending Completion be no material inaccuracies or discrepancies of any kind contained or reflected in any of them. They give and reflect and at Completion will give and reflect a true and fair view of the financial, contractual and trading position of the Company and of its plant and machinery, fixed and current assets and liabilities (actual and contingent), debtors and creditors, work in progress and stock.

3.2 Retention of Records: The Company holds and will on Completion have in its possession all books of Account and other records which it is bound by law to retain in its possession either indefinitely or for a particular period or periods of time.

3.3    Financial Statements:

       3.3.1 True and Fair View: The Financial Statements are complete and accurate and give and reflect and will at Completion give and reflect a true and fair view of the Company, its activities and its financial status in all respects.


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       3.3.2  Comply with  Statute:  The  Financial  Statements  comply with all
              applicable   requirements  of  the  Companies  Act  1993  and  the
              Financial Reporting Act 1993.

       3.3.3 GAAP: The Financial Statements have been prepared in accordance with generally accepted accounting practice as that term is defined in the Financial Reporting Act 1993 and to the extent consistent with such generally accepted accounting practice on a basis consistent with that adopted for preceding accounting periods.

       3.3.4 No Unusual or Extraordinary Items: The Financial Statements are not affected by any unusual extraordinary exceptional or non-recurring items or by any other factor rendering the results set out in the Financial Statements (or any of them) unusually better or worse than they (or any of them) might otherwise be or have been.

       3.3.5 Financial Position: The Financial Statements properly reflect the financial position of the Company as at the Last Accounting Date and of its results for the accounting period ending on that date.

       3.3.6 Full Disclosure: The Financial Statements fully disclose all the assets and liabilities (whether ascertained, contingent, deferred or otherwise and whether or not quantified or disputed) of the Company as at the Last Accounting Date and make full provision and/or reserve for all such liabilities.

       3.3.7 Provisions for Losses: The Financial Statements make full provision for any foreseeable losses which may arise on Completion and/or on realisation of stock and/or on Completion of any existing or proposed contract.

       3.3.8 Provision for Bad Debts: The Financial Statements make adequate provision for all bad and doubtful debts of the Company and for depreciation of the fixed assets of the Company having regard to their original cost and estimated useful life.

       3.3.9 Financial Commitments: The Financial Statements fully disclose all financial commitments in existence as at the Last Accounting Date.

3.4    Period Between Agreement and Completion: From the Last Accounting Date to
       Completion:

       3.4.1 Conduct of Business: The Company has carried on and will carry on its business in an efficient normal and proper manner so that the financial standing and position of the Company as at Completion will not have deteriorated materially from that disclosed in the Financial Statements;

       3.4.2 Liabilities: The Company has not incurred and will not incur any liability (whether contingent or otherwise) and has not made any payments except in the normal and ordinary course of business;


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       3.4.3  Disposals: The Company has not disposed of and will not dispose of any material portion of its undertaking or any material part of its fixed assets or any of its goodwill;

       3.4.4 Acquisitions: The Company has not acquired any assets of a capital nature and will not acquire any assets of a capital nature exceeding $3,000 in value without the Purchaser's prior consent;

       3.4.5 Revaluations: The Company has not revalued upwards and will not revalue upwards any of its assets;

       3.4.6 Capital Investments: The Company has not entered into and will not enter into any material capital investment or commitment in excess of $3,000 in aggregate or any major transaction as that term is defined in section 129(2) of the Companies Act 1993;

       3.4.7 Dividends: The Company has not declared, paid or made and will not declare, pay or make any dividend, bonus or similar distribution;

       3.4.8 Insurance: The Company has kept and will keep effectively insured to the full insurable amounts all assets and undertaking of the Company against all normal insurance risks including reasonable loss of profits insurance;

       3.4.9 Terms of Trade: The Company has not made or permitted and will not make or permit any change to any of its product lines or to the terms or conditions of any agency held by the Company or to the selling prices or terms and conditions of sale of any products or services of the Company;

       3.4.10 Turnover: The Company has attained a turnover no less than that for the corresponding period in the previous financial year;

       3.4.11 Deposits: The Company has deposited and will deposit all amounts received by it to the credit of its bank account and such amounts appear in the appropriate books of Account;

       3.4.12 Debts: The Company has paid and will continue to pay all its debts as they fell or fall due.

3.5 Non-Disclosure of Liabilities: If it is discovered before or after Completion that the Company had a liability at the Completion Date (whether contingently or otherwise) to any person prior to the Completion Date except in the ordinary course of business which liability has not been fully disclosed to the Purchaser, then without prejudice to any other rights of the Purchaser, Tyree will immediately upon demand by the Purchaser, pay to the Purchaser the amount of each such liability after deducting from each such liability any saving to the Company in Taxation as a result of such liability. For the purposes of this clause:

       3.5.1 The word liability shall include liability for or in respect of Taxation or any reassessment of Taxation which the Company may be required to pay in respect of any period prior to the Completion Date and which has not been so fully


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              disclosed  and any  amount  whatsoever  (including  all  Costs  in connection therewith) arising out of any occurrence or happening which shall have taken place prior to the Completion Date;

       3.5.2 Provision of any amount by way of note to the Financial Statements shall not be deemed to be provision of that amount in the Financial Statements.

4.     Stock

4.1 Valuation: The methods of valuing stock and work in progress as at the Last Accounting Date (which included a physical stocktaking) were the same as those adopted for the 3 immediately preceding financial years. All redundant and obsolete stock was wholly written off, all slow moving stock was written down appropriately and the value attributed to the remaining stock did not exceed the lower of direct cost or net realisable value.

4.2 Changes to Stock Since Last Accounting Date: The stock on hand at Completion will comprise the stock as at the Last Accounting Date less stock sold and with the addition of stock bought in the ordinary course of business since that date. No stock currently held other than that written off or written down in the Financial Statements or which are service spares, is slow moving, out of date or fashion, redundant or obsolete or which will not realise its book value within 12 months of the Completion Date.

5.     GST

5.1    Registration: The Company is registered for the purposes of the GST Act.

5.2 Not a Member of a Group: The Company has not at any time been a member of a Group or been treated as a member of a Group for GST purposes. No application for it to be so treated has at any time been or pending
       Completion will be made. No act or transaction has been or pending Completion will be effected which will result in the Company being held liable for any GST chargeable against some other company.

5.3 Compliance with GST Act: The Company has complied and pending Completion will comply in all respects with the GST Act legislation.

5.4 Maintenance of Records: The Company has given obtained made and maintained and pending Completion will give, obtain, make and maintain complete correct and up to date invoices, records and other documents appropriate or requisite for the purposes of the GST Act.

5.5 No Arrears: The Company is not and will not pending Completion be in arrears with any payment or returns under the GST Act or liable to any abnormal or non-routine payment or any forfeiture or penalty or to the operation of any penal provision and where payment is not yet due or receivable has provided for such payment;

5.6 All Supplies Taxable: All supplies made and to be made pending Completion by the Company are taxable supplies and the Company is not and will not pending Completion be denied credit for any input tax.


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6.     Taxation

6.1 Returns Made: All forms, notices, elections, computations, payments (including, without limitation, any fines or penalties) and returns which should be made by the Company for any Taxation purpose have and will at Completion have been made and are and will be up-to-date, correct and on a proper basis and none of them is now the subject of any dispute with the Inland Revenue Department or any other Taxation collection agency. In particular the returns in relation to provisional Taxation will not give rise to any assessment, adjustment or set-off (including any claim for interest on unpaid Taxation) by the Inland Revenue Department.

6.2 No Knowledge of Dispute: There is no fact known to the Vendors or Tyree after making due enquiry which might be the occasion of any dispute with the Inland Revenue Department or any other Taxation collection agency or a claim for Taxation in respect of any period prior to the Completion Date which is not provided for in the financial statements for the Company as at the Last Accounting Date.

6.3 Provision in Financial Statements: Full provision and reserves were made in the Financial Statements in respect of all Taxation liabilities to or for which the Company was at the Last Accounting Date or at any time since may have become or may become liable to be assessed or charged or to pay. Provision of any amount by way of a notice to the Financial Statements shall not be a provision for the purposes of this paragraph.

6.4 No Non-commercial Transactions: The Company has not at any time entered into a transaction or series of transactions containing steps inserted without any commercial or business purpose apart from the obtaining of a Taxation or stamp duty advantage.

6.5 Debtors Recorded Appropriately: All amounts included in the Financial Statements or (in the case of an amount arising after the date of the Financial Statements) in the books of the Company as due from Debtors represent amounts actually invoiced by the Company to such debtors not earlier than 3 months prior to the Last Accounting Date (or in the case of an amount arising after the date of the Financial Statements not earlier than 3 months prior to the date on which it was recorded in the books of the Company). No part of such amounts still outstanding has been released on terms that any debtor pays less than the full book value of its debt or has been written off or has proved to any extent irrecoverable or is now regarded as irrecoverable or has been compromised on any terms.

7.     Loans

7.1 No Undisclosed Loans: The aggregate amount appearing in the Financial Statements as being outstanding in respect of loans owing by the Company was at the Last Accounting Date the aggregate of all loans or financial accommodation of whatever nature from any source so outstanding.

7.2 Loans Within Corporate Powers: Such aggregate did not (and the amount outstanding in respect of loans owing by the Company does not and will not at Completion) exceed any limitation on the Company's borrowing contained in its Constitution or in any loan offer, facility letter, debenture or other deed or document executed by it or, in the case of borrowings on overdraft, its overdraft facilities.



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7.3    Loans  from  Directors  or  Shareholders:  All  amounts  outstanding  and appearing in the books of the Company as loan accounts or as due to directors or shareholders wholly represent money or money's worth paid or transferred to the Company as the case may be or remuneration accrued due and payable for services rendered and (save for such remuneration) no part thereof has been provided directly or indirectly out of the assets of the Company.

7.4 No Repayments: The Company has not repaid and pending Completion will not repay any loans or other financial accommodation in whole or in part nor has it by reason of any default by it in any of its obligations become bound or liable to be called upon to repay prematurely any loans or borrowed moneys and pending Completion no such default will occur.

8.     Liabilities and Commitments

8.1 No Capital Commitments: Since the Last Accounting Date the Company has not except in the ordinary course of business made any capital expenditure or incurred any capital commitments nor has it disposed of or realised any substantial capital assets or any interest in such assets. The Company has no outstanding capital commitment and pending Completion no capital commitments or disposals of capital assets or land or any estate or interest in such assets or land will be undertaken by the Company without the prior written consent of the Purchaser.

8.2 No Guarantees: The Company is not and will not prior to Completion become a party to any contract of guarantee or indemnity.

8.3 No Material Contracts: The Company has not entered into and will not enter into any material contract (including the granting of options to purchase or Charges over all or any of the Company's assets) except in the normal and ordinary course of business. The Company has not and will not become a party to any unusual, abnormal or onerous contract or agreement whatsoever except as disclosed to the Purchaser or as approved by the Purchaser.

8.4 No Long Term Contracts: The Company is not and will not on Completion be a party to any contract of service or supply which cannot be terminated by not more than 1 month's notice without giving rise to any claim for damages or compensation.

8.5 No Commitments since Last Accounting Date: The Company has not since the Last Accounting Date been and will not at Completion be a party to any contract, commitment or arrangement of any nature except such as have been entered into in the normal and ordinary course of trading and are capable of being wholly satisfied or performed within 3 months from Completion or of being terminated within such period without cost to the Company.

8.6    No Arrangements: The Company is not and will not on Completion be a party
       to  any  joint  venture,  partnership,   syndicate  or  other  consortium
       arrangement.

8.7 No Agents: No person is authorised to act as agent for the Company or otherwise to bind the Company other than the directors of the Company acting as a board. The Company has not appointed any agents, distributors or managers in respect of any of its products or services in any part of the world.



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8.8    No  Default  under  Agreements:  The  Company  is not  now,  nor  pending
       Completion will it become, in default under any agreement to which it is or may become a party or in respect of any other obligations binding upon it. No event has occurred which would enable any third party to terminate any contract or any benefit enjoyed by the Company.

9.     Employees

9.1 Full Disclosure of Terms: Full disclosure in writing of the current rate of remuneration, fees and expenses payable to each officer and employee of or consultant to the Company and the terms of such employment or consultancy (including obligations in respect of any directors' or officers' keyman or indemnity insurance) have been made to the Purchaser in writing. No such officer or employee or consultant has given notice or is under notice of dismissal or termination of employment of any consultancy agreement.

9.2 No Amounts Due: No amounts are due to or in respect of any former officer or employee or consultant and there are no outstanding arrears of salary, wages, fees, holiday pay or other remuneration.

9.3 No Industrial Disputes: The Company is not involved in any industrial or trade dispute or any dispute with any trade union or organisation or body of employees.

9.4 No Changes: No change has been made in the terms of employment or consultancy by the Company of any person who was employed at the Last Accounting Date. Pending Completion the Company will not without the Purchaser's prior written consent engage any new employee or consultant.

9.5 No Other Payments: No moneys other than in respect of remuneration or emoluments of employment or fees are payable to or for the benefit of any director or officer of the Company.

9.6 No Profit Sharing: The Company is not and will not prior to Completion become a party to any agreement with any director, officer, employee or consultant of the Company under which any such person is entitled to a share of profits of the Company or to any bonus calculated on profits or to participate in any share incentive scheme or share option scheme or similar arrangement. No pensions, retiring allowances or other benefits are or will be payable by the Company to any director, officer or employee of the Company during such person's employment or consultancy.

9.7 No Schemes: There are not now and will not on Completion be in existence any retirement, death or disability benefit schemes for directors or employees or any obligations to or in respect of any present or past directors or employees with regard to retirement, redundancy, death, sickness or disability pursuant to which the Company is or may become liable to make any payments.

9.8 No Breaches of Contract: Since the Last Accounting Date no liability has been incurred or payment made by the Company for breach of any contract (whether express or implied) of service, for redundancy or for compensation for loss of office or wrongful dismissal or in respect of retirement, death, sickness or disability. No gratuitous payment has been made or will prior to Completion be made or promised by the Company to or in respect of any director or employee.


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9.9    No  Liability  for Leave  Payments:  The  Company  is not and will not at
       Completion be under any liability to any person in respect of long service leave or accrued annual leave.

9.10 Compliance with Legislation: The Premises and operation of the business of the Company and the terms on which the employees of the Company were recruited and are employed to the extent that they are required to comply and will to that extent at Completion comply with the Employment Contracts Act 1991, the Equal Pay Act 1972, the Human Rights Act 1993, the New Zealand Bill of Rights Act 1990, the Wages Protection Act 1983, the Holidays Act 1981, the Health and Safety in Employment Act 1992 and all applicable legislation governing employment and safety of employees.

10.    Statutory Obligations

10.1 Holding of Licences: The Company holds and will on Completion be in possession of all current licences (including import licences and concessions, if any) consents, authorities and permits from or issued by any Governmental Department, municipal or local body or other authority whether in respect of the Premises, plant, machinery, buildings or other assets of the business or otherwise necessary or required to enable it to carry on its business fully and effectively. The Company has not had notice that any such licences, consents, authorities or permits are being or are likely to be withdrawn or in any manner qualified whether by reason of the sale of the Shares or otherwise howsoever.

10.2 No Requisitions: There has not since the Last Accounting Date been and will not on Completion be any unsatisfied requisitions by or dispute with any local body health authority, government or ad hoc authority or other body or official or authority having competent jurisdiction affecting or relating to any of the Premises, plant, machinery, buildings or other assets of the business, or the employment of staff by the Company.

10.3 No Illegal Trade Practices: The Company is not, has not been and will not pending Completion be a party to any agreement, arrangement, understanding or practice which is contrary to the provisions of the Commerce Act 1986, the Fair Trading Act 1986, the Consumer Guarantees Act 1993, or the Privacy Act 1993.

10.4 No Breach of Statute: The Company has not committed any breach which was unremedied at the Last Accounting Date of any statutory provision, order, bylaw or regulation (in every case whether applicable in New Zealand or elsewhere) binding on or applicable to it with regard to the formation and operation of the Company, the carrying on of the business of the Company or any other matter relating to the Company. The Company has not since such date and will not prior to Completion commit any such breach.

10.5 All Documents Stamped: All documents which in any way affect the right, title or interest of the Company in or to any of its property, undertaking or assets or to which the Company is a party and which attract stamp duty have been duly stamped. No liability to pay stamp duty will arise as a result of Completion by virtue of any previous transfer of any property, undertaking or assets to the Company in particular but without limitation under section 13(4) of the Stamp and Cheque Duties Act 1971.


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10.6   Compliance  with Companies Act: The Company has complied with and will up to Completion comply with all the requirements of the Companies Act 1993 including all requirements for filing of documents with the Registrar of Companies.

10.7 All Registers Complete: The entries in the Register of Members, Register of Directors and Secretaries, Interests Register, Register of Charges and Register of Directors' Shareholdings of the Company are correct and such registers have been properly kept.

11.    Properties and Assets

11.1 Leasehold Premises: The Premises are held upon lease terms which have been fully disclosed to the Purchaser.

11.2 Title and Compliance: The Company had on the Last Accounting Date and will on Completion have sole title to and possession and control of all the freehold and leasehold properties used or occupied by it free from all leases, tenancies or Charges. Each of the said properties complies and will on Completion comply with the local body code or ordinances affecting the same and with all other statutory, local body and other regulations and requirements.

11.3 All Premises Included: The Premises comprise all the freehold and leasehold land and premises owned, used or occupied by the Company and all the estate interest right and title whatsoever of the Company in, under, over or in respect of any such land or premises.

11.4 Compliance with Statutes: The Company has to the extent to which it is required to complied with all provisions of the Building Act 1991, Resource Management Act 1991 and all other legislation (including regulations, bylaws, ordinances, codes of practice, circulars and guidance notes made thereunder) relating to building, planning or environmental matters and dealing with (but without limitation) waste, contaminated land, discharges to land or ground and surface water or sewers, emissions to air, noise, dangerous, hazardous or toxic substances and materials, nuisance or health and safety. There are no actions, claims or proceedings (whether actual or potential) existing in relation to such matters nor any liability likely to arise in relation to such matters.

11.5 Compliance with Leases: The Company has paid all rent that may be payable and has performed and observed all covenants (whether in relation to freehold or leasehold land) conditions, agreements, statutory requirements, planning or building or resource consent, bylaws, orders and regulations affecting the Premises or any business carried on the Premises. No notice of any breach of any such matter has been received nor are the Vendors aware of any such breach having occurred.

11.6 No Defects: No structural, drainage or other material defects have appeared in respect of or affected the buildings and structures on or comprising the Premises. All such buildings are in good and substantial repair and condition and none has been constructed, maintained, altered or repaired using materials containing any deleterious building material. None of the Premises has been affected by flooding or subsidence.


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11.7   No Other  Matter:  There is no other  matter of which the  Vendors are or ought to be aware on reasonable enquiry and which adversely affects the value of any of the Premises or casts any doubt on the right or title of the Company to those Premises or its use of those Premises for its business which should be revealed to a Purchaser of the Shares of the Company or other person entering into this Agreement.

11.8 Plant and Machinery: The Company's plant and machinery (including fixed plant and machinery) and all equipment, furniture and vehicles taking into account their age and usage are in good repair and condition (fair wear and tear excepted) and in satisfactory working order.

11.9 Debts Recoverable: The amount of all debts due or recorded in the Financial Statements or the books of the Company as being due to the Company as at Completion (less the amount of any provision or reserve made in the Financial Statements or the books of the Company in respect of any particular debts) will be good and collectable in full in the ordinary course of business and in any event not later than 6 months after Completion. None of such debts is or will at Completion be subject to any counterclaim or set-off except to the extent of any such provision or reserve.

11.10 Debtors Recovery: Should any of the debtors of the Company as at the Completion fail to satisfy its liability to the Company in full within 6 months from the Completion Date and the aggregate amount due to such debtors exceeds $3,000, the Vendors will immediately upon demand by the Purchaser pay to the Purchaser (or the Purchaser may deduct from the Consideration) the amount of such excess amount. Following payment of such amount the Purchaser shall be entitled to an assignment of the benefit of such excess debts.

11.11  Changes Since the Last Accounting Date: Since the Last Accounting Date:

       11.11.1 No Write-Offs or Write-Downs: None of the assets of the Company have been written off or written down nor has there been any agreement for the release of any person under liability to the Company;

       11.11.2 Cash: The Company has neither disbursed nor received any cash except in the ordinary course of its business and amounts received by the Company have been deposited with its bankers and appear in the appropriate books of account;

       11.11.3 Depletion  in  Assets:  There  has been no  depletion  in the net
               assets  of  the  Company  and  they  have  not  been   materially
               diminished by the negligent, wrongful or fraudulent act of any person;

       11.11.4 GAAP: Everything which should according to generally accepted accounting practices (as defined in the Financial Reporting Act
               1993) have been written up or recorded in the Statutory Books and financial records of the Company with respect to the assets of the Company (including the Premises), has been written up and recorded;

       11.11.5 Compliance with Notices: There have been no notices, claims or demands served on the Company in respect of any of its assets (including the Premises) which hay not been fully complied with.


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12.    Intellectual Property

12.1 All Intellectual Property Included: The Consideration for the Shares is assessed on the basis that all licences and all Intellectual Property or other similar rights relating to the business of or used by the Company, if any, are at present owned solely and beneficially by the Company. All of such rights shall remain the property of the Company to the intent that the Company shall be the sole unencumbered and undisputed owner of all such things as at Completion.

12.2 No Intellectual Property Agreements: The Company has not entered into any agreement or arrangement for the provision of technical information or assistance or granting rights in respect of any patents, trade marks or registered designs or copyright. To the best of Tyree's knowledge and belief the operations of the Company do not infringe any patent or other intellectual property right of any kind vested in any other party.

12.3 Disclosure of Intellectual Property: Full details of all Intellectual Property owned or used by the Company have been given to the Purchaser. No person has been authorised to make any use whatsoever of any Intellectual Property owned by the Company. The Company has not disclosed (except in the ordinary course of its business) any of its know-how, trade secrets, technical processes, confidential information, Intellectual Property or lists of customers or suppliers to any other person.

12.4 Use of Names: The Company is entitled to use its trade names in those parts of the world in which it currently conducts its business or its products are sold to its customers. No person has been authorised to make any use whatsoever of any such name. The use of such names by the Company does not infringe the rights of any other person or entitle any other person to a claim against the Company. No such name is being used, claimed, opposed or attacked by any other person.

12.5 Name: The Company has not consented to and will not before Completion consent to the adoption of a similar name by any other company or person.

12.6 Intellectual Property Not Disputed: The Intellectual Property rights of the Company have not been and will not at Completion be challenged or disputed by any third party. The Vendors are not aware of any facts or circumstances which might entitle a third party to challenge the Company's ownership or use of the Intellectual Property used in the business.

13.    Commercial Matters

13.1 All Actions Indemnified: There is no cause of action in respect of which the Company is not fully indemnified which could and might be used for the purpose of commencing proceedings either civil or criminal.

13.2 No Legal Proceedings: The Company is not engaged in any Proceedings whatsoever nor are any Proceedings of any kind being taken against it nor is Tyree aware of any Proceedings against the Company pending or threatened.

13.3 No Breaches of Contract: The Company is not and will not on Completion be breach of any contract commitment or arrangement of any nature whatsoever which


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       it is now or will then be a party  and is not and will not on  Completion be a party to any contract, commitment or arrangement which may be unenforceable by the Company by reason of the transaction being voidable at the instance of any other party or ultra vires, void or illegal.

13.4 Insurance: Full details of all insurance policies maintained by the Company have been supplied to the Purchaser. All such insurances are now in force and all premiums due have been paid. Pending Completion the Company shall not permit any of its insurances to lapse or do or omit to do anything the doing or omission of which would make any such policy of insurance void or voidable or would or might result in an increase in the rate of premiums. No claims are outstanding and nothing has occurred to give rise to any such claim.

13.5 No Notice from Lenders to Repay: The Company has not received notice (whether formal or informal) from any lenders of money to the Company requiring repayment or intimating the enforcement by such lenders of any security which they may hold over any assets of the Company. Tyree is not aware of any circumstances likely to give rise to any such notice being given or which would enable any such notice to be given.

13.6 Effect of Acquisition of Shares: Tyree has no reason to believe that as a result of the proposed acquisition of the Shares by the Purchaser:

       13.6.1 No Cessation of Supplies: Any supplier of the Company will cease supplying the Company or may substantially reduce its supplies to the Company or alter the terms on which it supplies the Company; or

       13.6.2 No Cessation of Custom: Any customer of the Company will terminate any contract with the Company or cease or materially reduce its business with it; or

       13.6.3 No Notice of Termination of Employment: Any officer or senior employee of the Company will give notice of termination of his or her employment with the Company; or

       13.6.4 No Termination of Contracts: Any of the licences, consents, approvals, agreements or contracts currently granted to or entered into by the Company required in connection with the carrying on of its business in the manner in which it has been carried on at any time during the 2 years prior to the date hereof will be withdrawn, cancelled or be capable of termination.

13.7 Arm's Length Supplies: All supplies of goods or services to the Company are purchased by the Company direct from manufacturers or suppliers on an arm's length basis and no commissions or similar payments are made to the Vendors or any other intermediaries in respect of such supplies.

13.8 No Outstanding Offers: No offer, tender or the like given or made by the Company and still outstanding is capable of giving rise to a contract merely by any unilateral act of a third party.

13.9 No Liabilities: The Company does not have and at Completion will not have any outstanding debts, liabilities, contracts or engagements, guarantees, undertakings or liabilities (including contingent liabilities) other than liabilities implied by statute or


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       disclosed  in the  Financial  Statements  or incurred in the ordinary and proper course of its trading business.

13.10 Continuance of Name: The Company does not and pending Completion will not use on its letterheads, brochures, sales literature, books, Premises or vehicles or otherwise carry on its business under any name other than its corporate name.

13.11 Electronic Storage: The Company has not and will not pending Completion have any of its records, systems, controls, data or information recorded, stored, maintained, operated or otherwise dependent upon or held by any means (including any electronic, mechanical or photographic process whether computerised or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of the Company. There has been no breach of any service or maintenance contract relevant to any such electronic, mechanical or photographic process or equipment whereby any person or body providing services or maintenance thereunder may have the right to terminate such service or maintenance contract.

13.12 Transactions with Associated Persons: The Vendors and their Associated Persons have not entered into and will not prior to Completion enter into any loan, borrowing, agreement or other arrangement with or on behalf of the Company (other than as employee of the Company on terms fully disclosed to the Purchaser) and are not and will not at Completion be interested, whether directly or indirectly, in or have any Charge over any of the assets of the Company.

14.    Corporate Matters

14.1 Share Capital: There is not now outstanding and will not be outstanding at Completion in respect of the Company any option or agreement under which any person has or may in any circumstances have or acquire the right to subscribe for or purchase any share or loan capital of the Company or to convert any stock or share or security into share capital or into share capital of a different class.

14.2 Attorneys: The Company has not given any power of attorney or any other authority (express, implied or ostensible) which is still outstanding or effective to any person to enter into any contract or commitment or do anything on its behalf (other than any authority of employees to enter into routine trading contracts in the normal course of their duties) nor will it do so prior to Completion.

14.3 Officers: Since the Last Accounting Date no appointments or removals of any officers of the Company have been made.

14.4 Ultra Vires Contracts: To the best of Tyree's knowledge and belief none of the activities or contracts or rights of the Company is ultra vires, unauthorised, invalid or unenforceable or in breach of any contract or covenant.



[INIT]                                  39

                                   SCHEDULE 3
                                  (clause 7.3)


1. Warranty Limitations: Notwithstanding any other provisions of this Agreement, neither the Vendors or Tyree shall not be liable in respect of any Proceedings or Costs for breach of any of the Warranties or other breach of this Agreement:

1.1 Notice: Unless, promptly after the Purchaser becomes aware or ought to have become aware of any breach, they shall have received from the Purchaser written notice containing full details of the relevant Proceedings including, if practicable, the matter or default which gives rise to the Proceedings, the breach that results and the amount claimed in respect of the Proceedings:

       1.1.1 Other than Taxation: In the case of any of the Warranties other than Warranties in relation to Taxation, within a period of 2 years after Completion; or

       1.1.2 Taxation: In the case of any of the Warranties in relation to Taxation, within a period ending the earlier of the date 7 years after Completion and the date falling six weeks after the date on which any relevant statutory limitation period in the jurisdiction relevant to the Taxation Proceedings shall expire;

       and (unless the relevant Proceedings shall have been withdrawn or satisfied) action in a court of competent jurisdiction in respect of such breach shall have been commenced within 1 year after receipt of such notice;

1.2 Aggregate of Warranties to Exceed Specified Amount: Unless the aggregate amount of the liability of the Vendors and Tyree breach of Warranties exceeds $5,000;

1.3 Limit for Single Proceedings: Unless, in respect of any single breach of any of the Warranties, the amount of the liability of the Vendors and Tyree exceeds $1,000;

1.4 Exclusion where Covered by Insurance: If and to the extent that (after taking account of related Costs and any normal excess in such policy) recovery is made by the Purchaser or the Company under any policy of insurance effected by or for the benefit of the Company in respect of any of the subject matters of such Proceedings;

1.5 Exclusion where Recovery under Another Agreement: If and to the extent that those Proceedings or Costs occasioned thereby has been recovered under any other agreement entered into between the parties and vice versa;

1.6 Provisions Made in Account: If and to the extent that proper provision or allowance therefor has been made in the Financial Statements;

1.7 Subsequent Changes: If and to the extent that such Proceedings and any Costs in connection therewith arise or is increased as a result of:


[INIT]                                  40

       1.7.1 Any alteration in rates of Taxation after the date of this Agreement with retrospective effect or the withdrawal after the date of this Agreement of any published extra-statutory concession or the alteration after that date of any published statement of practice of the relevant revenue authority; or

       1.7.2 The passing of, or any change in, any legislation after the date of this Agreement; or

       1.7.3 Any change in accounting policy or practice of the Company after Completion including any changes in methods or practices in relation to stock valuation;

       1.7.4 Any voluntary act or omission or transaction of the Purchaser or the Company after Completion otherwise than in the ordinary course of the Company's business as carried on at the date of this Agreement including (without limitation):

       1.7.5  The payment of any unusual or abnormal dividend by the Company;

       1.7.6 A change of the date up to which the Company makes up its Statutory Books;

       1.7.7  The cessation of any business carried on by the Company;

1.8 Liability Disclosed: If and to the extent the facts, matters or circumstances giving rise to the breach are referred to in the Disclosure Letter or any information disclosed with the Disclosure Information, the Disclosure Letter or in any document disclosed to the Purchaser or any officer of or professional adviser to the Purchaser in relation to this Agreement or the matters contemplated herein or in the Financial Statements;

1.9 Utilisation of Taxation Relief: In the case of a Proceedings arising in connection with a payment of Taxation, if and to the extent that such payment could have been avoided by the utilisation of trading losses or other reliefs from Taxation (other than trading losses, or other reliefs arising after the Last Accounting Date) available to the Company;

1.10 Over Provision in Financial Statements: If and to the extent that there is any over provision in respect of any matter included in the Financial Statements;

1.11 Pursuant to Agreement: If and to the extent that such matter giving rise to the Proceedings properly falls to be done in implementing the terms of this Agreement;

2. Limitations Separate and Independent: For the avoidance of doubt each of the above paragraphs of this Schedule shall be construed as being separate and independent and none of them shall be construed as limiting the effect of any other.

3. Recovery from Third Party: If the Vendors or Tyree pays an amount pursuant to a Proceedings in respect of breach of any of the Warranties and the Company or the Purchaser has a right of reimbursement against any person other than the Company in respect of or relating to those Proceedings, the Company or the Purchaser shall (subject to the Company or the Purchaser, as the case may be, being indemnified to its reasonable satisfaction by the Vendors or Tyree against all reasonable Costs) take all


[INIT]                                  41
       reasonable steps or proceedings to enforce such right. If the Purchaser subsequently recovers such reimbursement from such third party, the Purchaser shall forthwith repay to the Vendors or Tyree as the case requires such part of the amount paid by either of them by way of damages for breach of that Warrant as equals the amount which is so recovered by the Purchaser in respect of the facts, matters or circumstances giving rise to the breach of that Warranty (after taking account of the Costs of recovery and (if appropriate) any Taxation arising solely as a result of the recovery).

4. Conduct of Proceedings by the Vendors/Tyree: The Purchaser shall give and shall procure that the Company shall give, to the Vendors and Tyree full facilities to investigate any Proceedings and the extent of possible liability under the Warranties and at the request of the Vendors or Tyree shall (subject to the Purchaser being indemnified as to any reasonable Costs which may be incurred thereby) allow them at their own expense to participate in, or have the conduct of (as they may elect), all proceedings of whatsoever nature against the relevant third party arising out of, or in connection with such Proceedings or dispute, in the name of the Company or the Purchaser as it may consider necessary in order to mitigate any Proceedings or Costs arising under this Agreement. Neither the Purchaser nor the Company shall accept or pay or compromise any such liability or Proceedings as is referred to above without the Vendors or Tyree either consenting to such action or having a reasonable opportunity to resist the same.

5. Limitation on Aggregate Liability: The total liability of the Vendors and Tyree under this Agreement whether under the Warranties or otherwise in respect of all breaches or claims whatsoever shall not exceed a maximum aggregate sum equivalent to the total Consideration paid to, or otherwise received by, the Vendors.

6. No Double Liability: No liability shall attach to the Vendors or Tyree for any loss resulting from any breach of the Warranties or otherwise under this Agreement to the extent that the same loss has been recovered by the Company or the Purchaser under any indemnity under this Agreement. No liability shall attach to the Vendors or Tyree under any indemnity to the extent that the same loss has been recovered by a claim under a Warranty.

7. Insurances: If, in respect of any claim against the Vendors or Tyree which may arise in respect of this Agreement, the Purchaser or the Company is entitled to claim under any policy of insurance, then the Vendors and Tyree shall not be liable in respect of such claim until a claim has been made under such policy. Any claims against the Vendors and/or Tyree shall be reduced by any amount actually recovered under any such policy.



[INIT]                                  42

                                   SCHEDULE 4

                                 (clauses 9.1.3)

Item 1.       Consents (clause 9.1.3)

              Hanimex (N.Z.) Limited
              Sam Montegue Trust

Item 2.       Charges (clause 4.1.3)

              Debenture in favour of the Sam Montegue Trust dated 9 April 1997

Item 3.       Guarantees (clause 4.2)

              Melco NZ Limited
              Company motor vehicle leasing (x2)
              Premises lease
              Equipment Finance Limited

              Note: the above contracts are "not material" for the purposes of clause 9.1.3

Item 4.       The  Software   Licensing   Agreement   Variation  document  (copy
              attached) (clause 4.1.8)

Item 5.       The Hanimex Variation Agreement (copy attached) (clause 4.1.9)

Item 6.       The Mortgage of Shares (clause 5.1.10)




[INIT]                                  43

                                    ANNEXURES



1.     Financial Statements (clause 1.1)


2.     Service Agreement (clause 4.1.4)


3.     Form of Escrow Agreement (clause 1.1)


4.     Assets Schedule (clause 3.1.2)


5.     Disclosure Letter



[INIT]                                  44

================================================================================

N.Z. On Line Limited
====================

Financial Statements
====================

For the Six Months
==================

To 30th Sep 1997
================












DAVID J. DOLBEL A.C.A.
CHARTERED ACCOUNTANT
P.O. BOX 74-271 MARKET ROAD
AUCKLAND
PH 520-3710

================================================================================



[INIT]

PARRILOTT PTY. LTD.                                              30-Sep-97

                                                                 PAGE 2


                                  Balance Sheet

                                 As at 30-Sep-97

    LAST YEAR       ACCOUNT NAME                                      THIS YEAR

                    CURRENT LIABILITIES

            -       LOAN - N.Z. OnLine Ltd.           42,681
            -       LOAN - Intern.Telecommunicatn.       100
            -       SUNDRY CREDITORS                   1,427
            -       SHAREHOLDERS LOANS                   452
-------------                                                   -------
                    TOTAL CURRENT LIABILITIES                    44,660
-------------                                                   -------

                    TERM LIABILITIES

-------------                                                   -------
                    TOTAL LIABILITIES                            44,660
=============                                                   =======


-------------                                                            -------
                    EXCESS ASSETS/LIABILITIES                             53,971
=============                                                            =======

END OF REPORT  21 RECORD(S) PRINTED                         03:42:O2pm 19-Nov-97






[INIT]

--------------------------------------------------------------------------------


DATED the                day of                                            1997









                                     BETWEEN



                           NEW ZEALAND ONLINE LIMITED

                                 ("the Company")




                                       AND




                               RICHARD LYELL TYREE

                                  ("Employee")









--------------------------------------------------------------------------------
                               EMPLOYMENT CONTRACT
--------------------------------------------------------------------------------




                                   ----------

                             MALLOY GOODWIN HARFORD
                                   SOLICITORS
                                    NEWMARKET

--------------------------------------------------------------------------------


[INIT]

                               EMPLOYMENT CONTRACT


DATED the                            day of                                1997

BETWEEN:      NEW ZEALAND ONLINE LIMITED at Auckland
              ("the Company")

AND:          RICHARD LYELL TYREE of Auckland, Company Director
              ("the Employee")


THE PARTIES AGREE as follows:

1      TERM

1.1 This Employment Contract records the terms and conditions of the employment of the Employee by the Company, which will apply to the Employee from the date this agreement is signed. This Employment Contract supersedes and replaces all previous written or verbal agreements between the parties.

1.2 The terms and conditions of this agreement shall come into force on the date this Contract is signed and shall run for a term expiring on the 3Oth day of March 2001, unless this Agreement shall be earlier terminated in accordance with the termination provisions of this Agreement. The parties agree that there is no expectation that further employment will be offered at the end of the Term and nothing in this agreement shall oblige the Company to make such an offer, or the Employee to accept any offer that may be made.

1.3 This Agreement is entered into pursuant to the terms of a certain Agreement for Sale and Purchase of Shares ("the Share Agreement") dated the 24th day of December 1997 made between Brocker Investments (NZ) Limited ("the Purchaser") as Purchaser and Laurence John Ryan and M & H Trustee Services Limited ("the Vendor") as Vendor relating to all the shares in the Company. Related to the Share Agreement is an Escrow Agreement and a Deed of Mortgage of all the shares in the Company to be entered into by (enter alia) the Vendor and the Purchaser. In this Employment Contract, the term "Relevant Agreement" refers to the Share Agreement, the Escrow Agreement and the Deed of Mortgage of Shares. In the event of there being any inconsistency or ambiguity between any provision in this Employment Contract and any provision in the Share Agreement, the provisions of the Share Agreement shall prevail.



[INIT]

2      DUTIES AND RESPONSIBILITIES

2.1 You shall be responsible for the overall and daily activities of the Company and shall carry out and discharge the duties and responsibilities commonly expected of a Managing Director and a General Manager based on the size of the operation planned by the Company. You accept that you may be required to perform other duties or tasks outside the scope of your normal duties.

2.2 It is expected that your duties will be performed in accordance with the instructions of the Company and that you will devote all of your normal working hours and best endeavour to performing your duties in a manner which will promote the interest of the Company.

3      HOURS OF WORK

3.1 By virtue of the nature of responsibilities on any director and manager, the nature of the business of the Company and the international nature of the Company is business, you acknowledge that the performance of your duties will require work to be carried out outside the normal hours of business. The salary specified in clause 4.1 will be accepted as full payment for all work performed in the course of your duties as managing director and general manager.

4      REMUNERATION

4.1    Your base salary is $55,000 per annum, to be reviewed annually.

4.2 You will be entitled to the payment of a bonus detailed in the Schedule, upon achieving the criteria set out in the Schedule.

4.3 Motor Vehicle Allowance - You shall be paid an annual Motor Vehicle Allowance of $18,000.00 gross per annum.

4.4 Expenses - Subject where appropriate to the production of the relative GST invoices (or other appropriate invoices) you will be reimbursed for all out-of-pocket expenses properly and reasonably incurred in the performance of your duties hereunder PROVIDED THAT in each case they are in accordance with the requirements of the Company's policy on expenses applicable at the time (if any).

5      PAYMENT OF REMUNERATION

5.1 Base salary will be paid monthly, by direct credit to the bank account of your choice.

5.2 Any variable component of bonus will be paid by the 30th of the month following the bonus period, or the Wednesday following the 30th. Any non-variable component of


[INIT]
       bonus will be paid quarterly, no later than the 30th of the month following the applicable quarter. Such payments shall be made by direct credit to a bank of your choice.

5.3 The vehicle allowance shall be paid at the same time as the salary payment, and paid by direct credit as above.

5.4 No deduction shall be made from your salary without your consent, except for time lost through sickness or default or accident to yourself unless required by law or clause 7 below.

5.5 The Company will provide you with a statement of your earnings and deductions for a pay period at your request or where there is any change to your salary payments.

5.6 The Company reserves the right to change the date of payment of salaries to the 15th of each month or the following Monday thereafter, such payment being made in advance up to and inclusive of the end of the month. Three months notice of this change will be given.

6      APPRAISAL

6.1 An appraisal will be carried out at least annually, generally in the month of April.

7      STATUTORY HOLIDAYS

7.1 Public holidays shall be granted and observed in accordance with the provisions of the Holidays Act 1981.

7.2 Any time worked on a statutory holiday that has been authorised by the Company shall be taken in lieu on a day that it mutually agreed upon or credited to your annual holiday accumulation.

8      ANNUAL HOLIDAYS

8.1 Annual holidays are provided in accordance with the provisions of the Holidays Act 1981 and its amendments.

8.2 Holiday entitlements are calculated to 31st March each year. If a full year has not been worked then entitlement is calculated at 6% of the ordinary gross pay earned to date.

8.3 Four (4) weeks holiday may be taken each year including the year ending 31 March 1998.

8.4 If your employment is terminated and your period of employment is less than one year, the Company shall pay you an amount equal to 6% of your gross taxable earnings, minus any holiday pay you have already received.



[INIT]

8.5 Requests for annual leave must be submitted for approval at least 30 days in advance.

9      SICK LEAVE AND DOMESTIC LEAVE

9.1 You shall be entitled to sick pay of 7 days in each 12 month period of employment.

9.2    Sick pay shall be accumulative to up to 21 days.

9.3 The Company may, at its discretion, require you to provide a medical certificate for any sick leave or domestic leave absence. You shall be required to provide a medical certificate where you are absent for more than 2 days for sick leave or domestic leave absence.

9.4 You shall ensure notice is given to us that you are sick or taking domestic leave, not later than one hour prior to your normal commencing time and you shall notify us as soon as possible when a return to work is likely.

9.5 The Company shall also have the right to require you to produce additionally, a medical certificate at our expense, from a doctor nominated by ourselves.

9.6 Domestic Leave - Where you have any unused sick leave entitlement, leave of up to 7 days per year shall be granted where you find it essential to stay at home in an emergency. This will be available in the event of illness of your spouse, a dependant child or parent, or maternity confinement. Such leave shall be treated as though it was due to your own sickness and this shall be set off against your own sick leave entitlement.

9.7 Sick leave and domestic leave will not be paid on a day on which a holiday is being observed.

9.8 The Company may at its discretion grant additional sick leave or domestic leave with/without pay where special circumstances exist.

10     BEREAVEMENT LEAVE

10.1 In the event of the death of any of your immediate family, being your spouse or defacto partner, child, stepchild, parent, brother, sister, mother-in-law, father-in-law, brother-in-law, sister-in-law, grandparent, or grandchild, the Company shall allow paid leave up to a maximum period of 3 days on each occasion. The Company may, at its discretion, ask you for confirmation of the bereavement.

10.2 The Company may at its discretion, grant additional leave without pay where the Company considers special circumstances exist.



[INIT]

11     SPECIAL HOLIDAYS CLAUSE

11.1 Note that the entitlements in Clauses 10 and 11 are inclusive of and not in addition to the entitlements for Special Leave provided in Section 30(A) of the Holidays Act 1981 and amendments.

12     UNPAID LEAVE

12.1 Where you need to be away from work for personal reasons the Company may grant limited time off work without pay. Such leave must be authorised by the Company in advance.

13     PARENTAL LEAVE

13.1 Parental Leave shall be granted in accordance with the provisions of the Parental Leave and Employment Protection Act 1987 and its amendments.

14     JURY SERVICE

14.1 Where you are obliged to undertake jury service, the difference between the fees (excluding reimbursing payments) paid by the Court and your salary shall be made up by ourselves provided:

       15.1.1 That you produce the Court expenses voucher to us.

       15.1.2 That you return to work immediately on any day that you are not actually serving on a jury.

14.2 These payments shall be made for up to a maximum of 15 days in respect of each separate period of jury service.

14.3 You must advise us on the first normal workday after notification of jury service is received.

15     TUITION LEAVE

15.1 Where, with the Company's prior written approval, you attend any job-related course during working hours, you shall be allowed paid time off.

15.2 Where you pass all the necessary requirements and complete the course, the Company may reimburse you for the cost of tuition and examination fees.

15.3 Where you initiate and take tuition leave at your own request and where you terminate your own employment within 12 months of having the tuition fees or examination fees



[INIT]
       paid on your behalf, you shall reimburse the Company for fees paid on a pro rata basis.

16     TERMINATION OF EMPLOYMENT

16.1 The Company may summarily terminate your employment in the case of serious misconduct and/or serious breach of this contract, having already received warning from the Company.

16.2 Where you are unable to complete your duties due to sickness your employment may be terminated by not less than three (3) months notice.

16.3 This Employment Contract may be terminated immediately by the Employee by written notice to the Company in the event of a Relevant Agreement being breached by any party thereto other than the Employee and the Vendor named in clause 1.3.

16.4 If Company issued gear or property is lost, or in the Company's opinion is wilfully damaged it will be treated as a default by yourself and the Company shall have the right to recover from you the cost of repairing or replacing any such items.

16.5 Where employment is terminated by either party and the effective last day of duty is prior to the normal pay period end date, the Company shall be entitled to deduct or recover such salary paid in advance.

17.    REDUNDANCY

17.1 In the event that your position becomes surplus to the needs of the Company, you shall be given 3 months notice of termination of employment (or pay in lieu of notice).

17.2 Redundancy compensation shall be paid to you in the sum of a further three months salary.

17.3 No redundancy compensation shall be payable in any situation where the termination of your employment arises as a result of the sale or transfer of the whole or part of the Company's business and the person acquiring the business or part being sold or transferred has offered you employment in the business or part being sold or transferred and the conditions of employment offered to you by the person acquiring the business or the part of the business being sold or transferred are similar to, or more favourable than, those provided for by this employment contract, or are otherwise acceptable to you.

18     WARNINGS

18.1   the procedure for warnings shall be:

       1.     Oral warning.

       2.     Written warning with two weeks minimum evaluation.



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                                        8

       3.     Final Notice.

19     SUMMARY DISMISSAL

19.1 Without precluding any other grounds the following will cause instant dismissal: theft, sabotage, assault on a customer or fellow worker, deception.

20     RETIREMENT

20.1 The retirement age for all employees if 65. However the employer may continue to offer employment beyond this age on a casual basis.

21     CONFIDENTIALITY

21.1 For the purposes of this Employment Contract, the term "Confidential Information" includes any information, regardless of the manner in which it is recorded, relating to the business, affairs, financial or commercial arrangements of the Company other than information which:

       21.1.1 At the time of disclosure was in the public domain or which subsequently enters the public domain without fault on your part; or

       21.1.2 At any time is received by you in good faith from a third party who has lawful possession of such information and the right to disclose it; or

       21.1.3 That it was in your possession or known to you or developed by you without knowledge of or reference to the Company's information.

       21.1.4 Constitutes know-how and business information and methods of the Employee.

21.2 You shall not at any time (whether during your employment or after termination or your employment) except as specifically authorised by Company disclose to any person or copy or make use of in any manner any Confidential Information.

22     OTHER EMPLOYMENT

22.1 The Employee must not, without the written consent of the employer, undertake paid employment that conflicts with the interests of the Company or which impedes the Employee from performing his duties.

23     PERSONAL GRIEVANCE

23.1 All personal grievance claims (as that term is defined in the Employment Contracts Act 1991) ("Claims") shall be resolved in accordance with this clause 23.



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                                        9


23.2 If you have a Claim, you must, within 90 days of the Claim arising or coming to your attention (whichever is the latter), notify the Company in writing of the nature of the Claim and the remedies sought ("Claim Notice").

23.3   We shall then both use our best endeavours to resolve the Claim.

23.4 If within 14 days of the Company receiving the Claim Notice we have not resolved the Claim, the Company will notify you in writing of the reasons the Company is not prepared to grant the remedies sought by you.

23.5 The Claim shall then, at the request of either party by written notice to the other, be referred to mediation.

23.6   The following procedure shall be followed in respect of any mediation:

       23.6.1 The mediator shall be as agreed by you and the Company. If we are unable to agree, the mediator shall be an accredited mediator appointed by the Chairperson for the time being of the New Zealand branch of LEADR (Lawyers Engaged in Alternative Dispute Resolution).

       23.6.2 We shall each diligently and in good faith co-operate and participate in the mediation process making genuine attempts to find a solution acceptable to both you and the Company.

       23.6.3 If no agreement is reached within 28 days of the Company receiving the Claim Notice or, alternately, if we both agree to abandon the mediation process then the mediator shall conclusively decide the matter in question as an arbitrator and his or her ruling shall be final and binding.

23.7 The subject matter of all Claims and the outcome of any settlement shall be confidential.

24     DISPUTES

24.1   All disputes  (as that term is defined in the  Employment  Contracts  Act
       1991) ("Disputes") shall be resolved in accordance with this clause 24.

24.2 If you have a Dispute, you must, within 14 days of he Dispute arising or coming to your attention (whichever is the latter), notify the Company in writing of the nature of the Dispute and the remedies sought ("Dispute Notice").

24.3   We shall then both use our best endeavours to resolve the Dispute.

24.4 If within 14 days of the Company receiving the Dispute Notice we have not resolved the Dispute, the Company will notify you in writing of the reasons the company is not prepared to grant the remedies sought by you.




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                                       10

24.5 The Dispute shall then, at the request of either party by written notice to the other, be referred to mediation in accordance with the procedure set out in clause 19.6.

24.6 The subject matter of all Disputes and the outcome of any settlement shall be confidential.

25     VARIATIONS

25.1 Any of the terms and conditions contained in this contract may be varied by written agreement of the parties.

26     GOVERNING LAW

26.1 This agreement shall be governed and construed in all respects in accordance with New Zealand law and the parties hereto submit to the exclusive jurisdiction of the New Zealand Courts.

27     INDEMNITY OF THE EMPLOYEE

27.1 The Company hereby indemnifies the Employee for costs incurred by you in any proceedings:

       (a) that relates to liability for any act or omission in your capacity as a director or employee;

       (b) in which judgement is given in your favour or in which you are acquitted, or which has discontinued.

27.2   The Company hereby indemnifies you in respect of:

       (a) liability to any person (other than the Company) for any act or omission in your capacity as a director or employee of the Company; and

       (b) costs incurred by you in defending or settling any claim or proceeding relating to or any liability under paragraph (a) above not being a criminal liability in respect of a breach, in the case your case as a director of the duty specified in Section 131 of the Companies Act 1993 (duty to act in good faith and in the best interests of the Company) or, whether as a director or employee, of any fiduciary duty owed to the Company.

27.3 For the purpose of this clause 27, "indemnify" includes relieve or excuse from liability whether before or after the liability arises, and "indemnity" has a corresponding meaning.




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                                       11


27.4 The indemnity given in this clause 27 shall not extend to any liability to Hanimex (NZ) Limited under the System Development Agreement dated the 15th of September 1997 until the 31st day of March 2001, on which date this indemnity shall extend to all such liability in respect of events arising after that date.


ENTERED into by             )
NEW ZEALAND ONLINE          )
LIMITED by its director     )
RICHARD LYELL TYREE         )
in the presence of          )                _____________________________
                                             R L Tyree

Witness:

Signature:     _____________________________

Name:          _____________________________

Occupation:    _____________________________

Address:       _____________________________

               _____________________________



SIGNED by                   )
RICHARD LYELL TYREE         )
in the presence of          )                _____________________________
                                             R L Tyree


Witness:

Signature:     _____________________________

Name:          _____________________________

Occupation:    _____________________________

Address:       _____________________________

               _____________________________






28     INTELLECTUAL PROPERTY

       Your intellectual property rights to intellectual property created during the term of this Employment Contract will be modified to the extent set out in the Share Agreement.



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                                     E-302
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                                    SCHEDULE

                                  BONUS SCHEME

In this Schedule:

       Annual Budget        means the Company's annual budget (1st April to 31st
                            March in each year) as determined by the Company.

       NPAT                 menus  net  profit  after tax and  before  interest.
                            Special Licensing Transactions (as defined below) shall not be included as income in determining the Company's actual performance against the Budgeted NPAT for the purposes of calculating Initial Bonus and Over-Achievement Bonus.

       Budgeted NPAT        means the Company's  NPAT calculated by reference to
                            the Annual Budget.

       Special Licensing
       Transaction          means any single fee  (excluding  hardware)  paid by
                            any of the Potential Transactions (as defined below) with a total value in excess of NZ$250,000 where the particular transaction either:

                            (a) Provides the client with a level of exclusivity in an industry, market, region, or country for a specified period of time; or

                            (b)    Gives  the   client  the  right  to  use  the
                                   technology as part of another application.

       Potential
       Transactions         means  any  transaction  with  any of the  following
                            potential clients in respect of the associated product:


                            Potential client:     Associated products:

                            Fuji Japan            Pictrix, Pictography drivers
                            Photo Corporation     Digital candid and "blue
                                                  screen" technology
                            Vivitar               Camera devices
                            Ritz Group            Pictrix
                            Hewlett Packard       Pictrix gateway software
                            Harrahs Casino Group  "Blue screen" technology



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                                     E-303

Bonuses shall be calculated in accordance with the following formulae:

       1.     Initial Bonus

              A variable component to a maximum of $35,000.

              The Initial Bonus shall be calculated against the Company's achievement of Budgeted NPAT. If the Company achieves less than 50% of Budgeted NPAT, no Initial Bonus shall be paid in respect of that year. If the Company achieves 50% or more of Budgeted NPAT you shall be paid an Initial Bonus calculated on a pro rata basis against the Company's performance in achieving between 50% and 100% of Budgeted NPAT.

       2.     Over-Achievement Bonus

              As an additional incentive, 5% of NPAT generated over and above Budgeted NPAT will be paid after the end of each financial year.

       3.     Special Licensing Transactions

              Income generated from Special Licensing Transactions shall be apportioned between New Zealand OnLine Limited and the Employee according to the following table:

              (a)    1st November 1987 to 31t March 1998

                            Richard Tyree                        70%
                            New Zealand OnLine Limited           30%

              (b)    1st April 1998 to 30th September 1998

                            Richard Tyree                        50%
                            New Zealand OnLine Limited           50%

              (c)    1st October 1998 to 31st March 1999

                            Richard Tyree                        30%
                            New Zealand OnLine Limited           70%

              (d)    1st April 1999 onwards

                            New Zealand OnLine Limited          100%


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                                     E-304
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4.     Examples

       Example 1:

       Budgeted NPAT for the period 1st April 1997 to 31st March      $1,000,000
       1998

       Actual NPAT                                                      $900,000

       Income generated from Special Licensing Transactions             $500,000

       Bonus payable:

       Initial Bonus (clause 1) - 80% of $35,000                         $25,000

       Over-Achievement Bonus (clause 2) - 5% of NPAT generated
       over and above Annual Budget                                          Nil

       Specified Licensing Transaction Bonus (clause 3) -
       70% of $500,000                                                  $350,000

       Example 2:

       Budgeted NPAT for the period 1st April 1998 to 31st March      $1,000,000
       1999

       Actual NPAT                                                    $1,500,000

       Income generated from Special Licensing Transactions:

       (a) For the period 1st April 1998 30th September 1998            $300,000

       (b) For the period 1st October 1998 to 31st March 1999           $300,000

       Bonus payable:

       Initial Bonus (clause 1) - 100% of $35,000                        $35,000

       Over-Achievement Bonus (clause 2) - 5% of 500,000                 $25,000

       Specified Licensing Transaction Bonus (clause 3) -

       (a) 50% of $300,000                                              $150,000

       (b) 30% of $300,000                                               $90,000


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                                     E-305

--------------------------------------------------------------------------------

DATED the                   day of                                          1997


                                     BETWEEN

                             BROCKER INVESTMENTS LTD
                                 ("the Issuer")

                                       AND

                        MONTREAL TRUST COMPANY OF CANADA
                                 ("the Trustee")

                                       AND

                        BROCKER INVESTMENTS (NZ) LIMITED
                                ("the Guarantor")

                               LAURENCE JOHN RYAN
                                       and
                         M & H TRUSTEE SERVICES LIMITED
                             ("the Security Holder")


                           ---------------------------

                                ESCROW AGREEMENT
                                CONCERNING SHARES
                                       IN
                           BROCKER INVESTMENTS LIMITED

                           ---------------------------






                           ---------------------------

                             MALLOY GOODWIN HARFORD
                                   SOLICITORS
                                   NEWMARKET


--------------------------------------------------------------------------------


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                                     E-306
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                                ESCROW AGREEMENT

DATED the                      day of                                       1997


BETWEEN       BROCKER INVESTMENTS LTD at Alberta, Canada ("the Issuer")

AND           MONTREAL  TRUST  COMPANY  OF  CANADA  at  Alberta,   Canada  ("The
              Trustee")

AND           BROCKER  INVESTMENTS  (NZ) LIMITED at Auckland  (AK/629109)  ("the
              Guarantor")

AND LAURENCE JOHN RYAN of Whangarei, District Court Judge and M & H TRUSTEE SERVICES LIMITED at Auckland ("the Security Holder")


INTRODUCTION

1. The Security Holder the Issuer and the Guarantor have entered into an agreement dated the __________ day __________ of 1997 whereby the Security Holder has agreed to sell his shareholding in New Zealand OnLine Limited at Auckland to the Issuer, the consideration for the Property being in part the allotment of shares in the Issuer to the Security Holder.

2. One of the terms of the Sale Agreement is that the BIL Shares upon allotment are to be deposited with the Trustee pursuant to the terms of this Agreement.

3. The Trustee has agreed to undertake and perform its duties according to the terms and conditions under this Agreement.


THE PARTIES AGREE as follows:

1.     Interpretation

       1.1    In this Agreement unless the context otherwise requires:

              "Sale Agreement" means the agreement between the Security Holder and the Issuer and the Guarantor dated the 24th day of December 1997.

              "Property" means the Security Holder's 600 A shares, 300 B shares and 300 C shares in New Zealand OnLine Limited at Auckland.

              "BIL Shares" mean the shares allotted or to be allotted by the Issuer to the


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                                     E-307
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                                        2


              Security Holder as part consideration for the purchase of the Property, and includes any rights to shares, and any option or other security of the Issuer that are, or may become convertible into common or ordinary shares or other voting securities of the Issuer;

              "Cash Flow" means net income of NZOL after tax and before interest, as shown in the audited financial statements as verified by KPMG Peat Marwick (Auckland), adjusted for the following add-backs:

              (i)      depreciation
              (ii)     depletion
              (iii)    deferred taxes
              (iv)     amortization of goodwill
              (v)      amortization of research and development costs.

              "Exchange" means the principal stock exchange on which the Issuer's Common Shares are listed and posted for trading.

              "NZOL" shall mean New Zealand OnLine Limited at Auckland, New Zealand.

       1.2 Clauses of the words importing the singular number shall include the plural and vice versa.

       1.3 References to persons shall be deemed to include the references to individuals, companies, corporations, firms, partnerships, joint ventures, associations, organisations, trusts, states or agencies of state, government departments and local authorities in each case whether or not having separate legal personality.

       1.4 Expressions defined in the main body of this Agreement bear their defined meaning in the whole of this Agreement including the recitals.

       1.5    Words importing one gender shall include the other genders.

2.     Consideration

       2.1 In consideration of the sum of ONE DOLLAR ($1.00) paid by the parties to each other, receipt of this sum being acknowledged by each of the parties, the Security Holder covenants and agrees with the Issuer and with the Trustee, and the Issuer, the Trustee and the Guarantor covenant and agree each with the other and with the Security Holder as set out below.

3.     Securities deposited with Trustee

       3.1 The Security Holder hereby agrees to place and deposit in escrow with the Trustee the BIL Shares which are to be issued to the Security Holder in part


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                                        3


              consideration for the Property pursuant to the terms of the Sale Agreement, immediately upon the issue of the BIL Shares.

       3.2 The Security Holder agrees to deposit in escrow any further certificates representing shares in the Issuer which the Security Holder may receive as a stock dividend on shares hereby escrowed, and to deliver to the Trustee immediately on receipt thereof the certificates for any such further shares and any replacement certificates which may at any time be issued for any escrowed shares.

       3.3 The Parties hereby agree that, subject to the provisions of clause 5, the BIL Shares and the beneficial ownership of or any interest in them and the certificates representing them (including any replacement shares or certificates) shall not be sold, assigned, hypothecated, alienated, released from escrow, transferred within escrow, or otherwise in any manner dealt with, without the written consent of the Exchange given to the Trustee or except as may be required by reason of the death or bankruptcy of the Security Holder, in which case the Trustee shall hold the said certificates subject to this Agreement, for whatever person, or company shall be legally entitled to become the registered owner thereof

       3.4 The Security Holder directs the Trustee to retain the BIL Shares and the certificates (including any replacement shares or certificates) representing them and not to do or cause anything to be done to release them from escrow or to allow any transfer, hypothecation or alienation thereof without the written consent of the Exchange.

       3.5 The Security Holder prior to applying to the Exchange for a consent for a transfer within escrow shall, before applying, give notice in writing of his intention to the Issuer and the Trustee.

       3.6 If a dividend is declared while the BIL Shares or any of them continue to be held in escrow under this Agreement, then the dividend shall be paid to the Trustee, who shall hold the dividend in escrow on the same terms as the BIL Shares, such dividend to be subject to release to the Security Holder or return to the Issuer (as the case may be) in the same manner as the BIL Shares to which the dividend is attributed. Any options or rights issues or other securities which may be issued by the Issuer relating to the BIL Shares granted while any of the BIL Shares are held in escrow under this Agreement shall also be held by the Trustee in escrow on the same terms as the BIL Shares, such options or rights or other issues to be subject to release to the Security Holder or return to the Issuer (as the case may be) in the same manner as the BIL Shares to which such options or rights or other securities are attributable.

4.     Trustee Accepts Obligations



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                                     E-309

       4.1 The Trustee accepts the obligations placed on it under this Agreement and hereby agrees to perform the obligations in accordance with the terms of this Agreement and any written consents, orders or directions of the Exchange.

       4.2 The Security Holder and the Issuer hereby agree to and do hereby release and indemnify and save harmless the Trustee from and against all claims, suits, demands, costs, damages and expenses which may be occasioned by reason of the Trustee's compliance in good faith with the terms of this Agreement.

       4.3 If the Trustee should wish to resign, it shall give at least 3 months notice to the Issuer which may, with the written consent of the Exchange, by writing appoint another trustee in its place and such appointment shall be binding on the Security Holder, and the new Trustee shall assume and be bound by the obligations of the Trustee hereunder.

5.     Release of Escrowed Shares

       5.1 Immediately upon receipt of written notice of NZOL's Cash Flow for each of the NZOL financial years ending 31 March 1999 and 31 March 2000, the Trustee shall release to the Security Holder that number of BIL Shares which shall be equal in value to NZOL's Cash Flow for the preceding fiscal year as notified to the Trustee.

       5.2 The Trustee in calculating the number of BIL Shares to release pursuant to clause 5.1 above shall use:

              5.2.1 The average of the Westpac Trust Foreign Exchange buy and sell rates on 31 March 1998 as the exchange rate for conversion of the New Zealand dollar denominated NZOL Cash Flow sum to Canadian dollars; and

              5.2.2 The BIL Share price shall be the price of the Issuer's common shares on the Exchange at the close of business on 31 March 1998.

       5.3 The Issuer shall ensure that the Trustee shall receive written notification of NZOL's Cash Flow no later than the 20th day of June in the years 1999 and 2000 respectively.

       5.4 A release from escrow of all or part of the BIL Shares shall release from this Agreement those BIL Shares so released. For greater certainty, this clause does not apply to shares transferred within escrow.




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                                        5


       5.5 Any BIL Shares remaining in escrow following the final release of shares in April 2000 shall be cancelled by the Issuer.

6.     Issuer Wound Up

       6.1 If the Issuer is wound up and any BIL Shares remain in escrow under this Agreement at the time when a distribution of assets to holders of shares is made by the liquidator, the Security Holder shall assign his right to receive that part of the distribution which is attributable to the escrowed shares to the Trustee, for the benefit of, and in trust for the persons and companies who are then holders of free shares in the Issuer in proportion to their holdings in the Issuer except that this section shall not apply to those of the BIL Shares which are or would be entitled to be released pursuant to clause 5 but have not yet been so released.

7.     Voting Rights

       7.1 All voting rights attached to the BIL Shares shall at all times be exercised by the Security Holder or respective registered holders thereof

8.     Issuer's Obligations

       8.1 The Issuer hereby acknowledges the terms and conditions of this Agreement and hereby agrees to take all reasonable steps to facilitate its performance and to pay the Trustee's proper charges for its services as Trustee of this escrow.

9.     Security Holder's Obligations

       9.1 The covenants of the Security Holder with the Issuer in this Agreement are made with the Issuer both in its own right and as trustee for the holders from time to time of free shares in the Issuer, and may be enforced not only by the Issuer by also by any holder of free shares.

10.    Miscellaneous

       10.1 This Agreement may be executed in several parts of the same form and the parts as so executed shall together constitute one original agreement, and the parts, if more than one, shall be read together and construed as if all the signing parties hereto had executed one copy of this Agreement.

       10.2 This Agreement shall enure to the benefit of and be binding on the parties to this Agreement and each of their heirs, executors, administrators, successors and permitted assigns (if any).



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                                        6


       10.3 The proper law for interpretation of this Agreement is the law of New Zealand and any proceedings relating to a dispute over this Agreement shall be brought in the High Court of New Zealand unless the parties hereto, in writing, submit to arbitration.

11.    Facsimile copies and counterparts

       11.1 The parties acknowledge that the execution of a facsimile copy of this Agreement and the transmission thereof by facsimile to each other or their respective agents or solicitors shall be sufficient to constitute offer and acceptance and to satisfy the requirements of Section 2 of the Contracts Enforcement Act 1956.

       11.2 If any party requires, the original of any facsimile copy of this Agreement shall be delivered to the party so requesting within five (5) working days of receiving the request to do so. If the original is not delivered, the party accepting the facsimile copy pursuant to this clause may in any court of law or other proceeding produce, or exhibit such facsimile copy as if it were the original hereof and no party to this Agreement may object to such copy being produced or exhibited as an original and shall be deemed to have waived any law of evidence or other requirement that an original executed document be produced or exhibited as evidence of its existence or of its contents.

       11.3 This Agreement may be executed in three or more counterparts each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

       11.4 This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns (if any). The parties shall only become bound to the terms of this Agreement, by execution of this Agreement by or on behalf of such party.

12.    Limitation of Liability of Trustees

       12.1 The parties acknowledge that Laurence John Ryan, of Whangarei, District Court Judge and M & H Trustee Services Limited at Auckland (together "Trustees" and individually "Trustee") have signed this Agreement in their capacity as trustees pursuant to a Deed of Trust dated the 26th day of January 1996 known as the Sam Montegue Family Trust ("the Trust").

       12.2 The Trustees together with the executors, administrators, or personal successors of the Trustees shall be under no personal liability under this Agreement. The liability of each Trustee shall at all times and for all purposes be limited to the net value of the assets for the time being of the Trust together with such amount as is equivalent to the net value of the assets that the Trust




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                                                                7

              would have had except for the wilful neglect or default of such Trustee.

       12.3 The obligations of each Trustee under this Agreement shall end when such Trustee ceases to be a trustee of the Trust and there shall be no right of action against either Trustee in respect of any matter arising under this Agreement after the date the Trustee ceases to be a trustee of the Trust.


                   Brocker Investments (NZ) Limited Guarantee

1. In consideration of the Security Holder agreeing to enter into this Agreement the Guarantor unconditionally and irrevocably:

       (a) Guarantees by way of continuing obligation to the Security Holder, as primary obligor and not merely as a surety, the due performance by the Issuer and the Trustee of all their respective obligations and liabilities under this Agreement; and

       (b) Indemnifies the Security Holder against any loss or damage which they may suffer as a direct or indirect result of the breach by the Issuer and/or the Trustee of any of their respective obligations and liabilities under this Agreement.

2. The obligations of the Guarantor under this Guarantee will not be discharged, released or otherwise affected by any delay, grant of time, release, compromise, forbearance (whether partial or otherwise) or other indulgence granted by the Security Holder to the Issuer and/or the Trustee or any other person, or by the Security Holder exercising or refraining from exercising any rights against the Issuer and/or the Trustee. The rights of the Security Holder under this Guarantee are cumulative and are not exclusive of any rights provided by law and are to remain in full force until the full discharge by the Issuer and the Trustee of all their respective obligations under this Agreement.


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                                     E-313
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                                        8

IN WITNESS WHEREOF the Issuer, the Trustee and the Security Holder have caused their respective corporate seals or hands to be hereto affixed.


SIGNED for and on behalf of             )
BROCKER INVESTMENTS LIMITED             )
(the Issuer) by MICHAEL BRIAN RIDGWAY   )
in the presence of:                     )        _____________________________
                                                  M B Ridgway

Witness:

Signature:     _____________________________

Name:          _____________________________

Occupation:    _____________________________

Address:       _____________________________

               _____________________________

Is this the appropriate manner for BKI execution?



SIGNED for and on behalf of             )
MONTREAL TRUST COMPANY (the Trustee)    )
OF CANADA by its director               )
___________________ in the presence of: )        _____________________________



Witness:

Signature:     _____________________________

Name:          _____________________________

Occupation:    _____________________________

Address:       _____________________________

               _____________________________

Is this the appropriate manner for MTC execution?





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                                     E-314

SIGNED for and on behalf of                )
BROCKER INVESTMENTS (NZ) LIMITED           )
(the Guarantor) by its two directors       )



_______________________________________
Richard John Justice



_______________________________________
Michael Brian Ridgway



SIGNED by                                  )
LAURENCE JOHN RYAN (the Security Holder    )
in the presence of:                        )     _____________________________
                                                 L J Ryan


Witness:

Signature:     _____________________________

Name:          _____________________________

Occupation:    _____________________________

Address:       _____________________________

               _____________________________



SIGNED for and on behalf of                )
M & H TRUSTEE SERVICES LIMITED             )
(the Security Holder) by its two directors )



_______________________________________
M F Malloy



_______________________________________
J M Goodwin




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                                     E-315